UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SMART & FINAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SMART & FINAL INC.

600 Citadel Drive

Commerce, California 90040

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 20, 2005

TO THE STOCKHOLDERS:

The Annual Meeting of Stockholders of Smart & Final Inc. will be held at our corporate headquarters, 600 Citadel Drive, Commerce, California 90040, on Friday, May 20, 2005, at 2:00 p.m., local time, for the purpose of considering and voting upon:

1.    the election of eight directors, each for a term of one year;

2.    the approval of our Long-Term Equity Compensation Plan for Non-Employee Directors, which will allow us to grant our non-employee directors a maximum of 375,000 shares in the form of stock options, stock appreciation rights, restricted stock or restricted stock units; and

3.    the transaction of any other business that is properly presented before the Annual Meeting or any adjournment or postponement thereof.

All holders of shares of our common stock, as of the close of business on March 24, 2005, are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

WE REQUEST THAT YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, SO THAT AS MANY SHARES OF OUR COMMON STOCK AS POSSIBLE WILL BE REPRESENTED AT THE ANNUAL MEETING.

DONALD G. ALVARADO

Secretary

Commerce, California

April 20, 2005

SMART & FINAL INC.

600 Citadel Drive

Commerce, California 90040

PROXY STATEMENT

GENERAL

We are providing these proxy materials in connection with the solicitation of proxies by our Board of Directors, or Board, to be voted at our 2005 Annual Meeting of Stockholders, or Annual Meeting. You are cordially invited to attend the Annual Meeting, which will be held on Friday, May 20, 2005, at 2:00 p.m., local time, at our corporate headquarters, located at 600 Citadel Drive, Commerce, California 90040. The approximate mailing date of this proxy statement, notice and the accompanying proxy is April 20, 2005. (Throughout this proxy statement, we refer to Smart & Final Inc. and its subsidiaries collectively as the “Company”, “we”, “our” and “us”.)

Proxy Information

We will vote the shares of our common stock represented by a properly signed proxy that we receive before or at the Annual Meeting in accordance with the specifications made on the proxy. Proxies that we receive with no specification will be voted, as recommended by our Board, to: (i) elect the eight nominees for director named in this proxy statement; and (ii) approve our Long-Term Equity Compensation Plan for Non-Employee Directors, as described herein.

You may revoke your proxy at any time before it is voted at the Annual Meeting. You may revoke your proxy by giving written notice of such revocation to the Secretary at our corporate headquarters, located at 600 Citadel Drive, Commerce, California 90040. You may also give notice by filing a properly executed proxy bearing a later date or by voting in person at the Annual Meeting.

Under the rules of the New York Stock Exchange, Inc., or NYSE, if you hold your shares through a bank or broker, your broker is permitted to vote your shares for the election of directors even when your broker does not receive instructions from you.

Record Date and Voting

If you are a stockholder of record at the close of business on March 24, 2005, you are entitled to one vote, for each share of our common stock you hold, on each matter submitted to a vote of stockholders. As of March 24, 2005, there were 30,970,833 shares of our common stock, par value $0.01 per share, outstanding.

Holders of a majority of the voting interest of our common stock, present in person or by proxy, will constitute a quorum for the holding of the Annual Meeting for the election of directors. The inspectors of election we appoint will tabulate the votes cast in person or by proxy at the Annual Meeting. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

You may either vote for or withhold your vote for each of the directors identified below. The eight director nominees receiving the greatest number of votes will be elected to our Board. If you mark your vote withheld or you do not vote in the election (including abstentions and broker non-votes), this will have no impact on the election of directors, because these votes will not be included in the total number of votes present at the Annual Meeting.

On the proposal to approve our Long-Term Equity Compensation Plan for Non-Employee Directors, votes may be cast for or against, or may be withheld from voting on this proposal. The affirmative vote of a majority of all outstanding shares of our common stock entitled to vote at the Annual Meeting will be required for approval of the Smart & Final Inc. Long-Term Equity Compensation Plan for Non-Employee Directors. Abstentions and brokers’ non-votes are counted in determining the number of votes present at the meeting, and therefore will have the same effect as a vote against this proposal.

ITEM 1—ELECTION OF DIRECTORS

At last year’s Annual Meeting of stockholders held on May 19, 2004, the proposal to declassify our Board and to provide for a one year term of service for each director beginning in 2005 was approved. At the Board meeting held on February 15, 2005, one of our directors affiliated with Casino Guichard-Perrachon, S.A., a publicly traded French joint stock limited liability company, which together with its affiliates own 57.1% of our common stock (Casino Guichard-Perrachon, S.A. and its affiliates are referred to throughout this proxy statement collectively as Groupe Casino), represented he was acting for all of the Groupe Casino affiliated directors and that Groupe Casino wanted to reduce the size of our Board from eleven members to eight members, as allowed under our Amended and Restated Bylaws. The stated reasons were to increase the efficient operation of the Board and to reduce costs by reducing the aggregate fees and expenses paid to members of our Board. This reduction of the size of our Board was to be effective as of the election of our directors at the Annual Meeting. The Groupe Casino director said that in order to accomplish the reduction in the size of our Board, one non-independent director, Mr. Couvreux, and two independent directors, Messrs. Gold and Plaskett, would not be nominated to stand for re-election at the Annual Meeting.

Thereafter, on March 22, 2005, Groupe Casino informed us of its intention to nominate two persons who had not previously served on our Board, to serve as replacements for its two remaining current representatives on our Board. Groupe Casino recommended Messrs. Pascal Announ and Thierry Bourgeron for election to our Board in place of current Board members, Messrs. Bouchut and Hernu. The Corporate Governance Committee reviewed the biographies and either the Committee, or an individual member of the Committee to which the task was delegated, interviewed the new nominees proposed by Groupe Casino. The Board authorized, by unanimous written consent, the nomination of Messrs. Announ and Bourgeron for election to our Board at the Annual Meeting.

The Board proposed that, at our Annual Meeting the eight individuals listed below be elected to hold office until the 2006 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Six of the nominees listed below are currently serving on our Board; and two nominees, Messrs. Announ and Bourgeron have not previously served on our Board. Additionally, Mr. Watson was appointed to serve on the Board and the Audit Committee in May 2004; this is the first time he will be standing for election to our Board.

Unless properly instructed otherwise, the proxy holders intend to vote for the election of all eight nominees. It is not anticipated that any of the nominees will decline or be unable to serve as a director. However, if that should occur, the proxy holders will vote the proxies in their discretion for any nominee designated by our present Board.

The following table sets forth, as of March 31, 2005, information concerning each person nominated for election as a director:

Nominees

Name	Age	Director Since

Pascal Announ

Mr. Announ has served as director of finance for Groupe Casino from 1998 to the present, with responsibility for corporate finance activities, treasury operations, and risk management. Since joining Groupe Casino in 1990, he has held senior financial positions including treasurer from 1995 to 1998. Prior to his employment with Groupe Casino, Mr. Announ was a strategic planning consultant for the consulting firms of Telesis from 1988 to 1989, and Mars & Co. from 1989 to 1990. Since 2003 Mr. Announ has been chairman of the board and a director of Banque du Groupe Casino, a French consumer credit bank whose majority owner is Groupe Casino. Since 1999, Mr. Announ has also been a director of Slivarente (Sicav), an investment fund managed by Calyon (the French corporate and investment banking subsidiary of Crédit Agricole S.A.).

	40	Not applicable

Thierry Bourgeron

Mr. Bourgeron has served as executive vice president of human resources and communication for Groupe Casino from 1999 to the present. Prior to joining Groupe Casino, from 1994 to 1999 he was the vice president of human resources for Rhône Poulenc Agrochimie in Lyon, France and a member of the executive committee of its parent corporation, Rhône-Poulenc, S.A., an international, diversified chemical company (now Aventis S.A.). From 1992 to 1994, he was employed with DRH International de Rhône Poulenc Inc., an affiliate of Rhône-Poulenc located in Princeton, New Jersey. Earlier he held positions in the human resource department of Rhône-Poulenc and its affiliates, beginning in 1984.

	51	Not applicable

Timm F. Crull Mr. Crull has served as a director on our Board since 1994. Currently, Mr. Crull serves on our Audit Committee and is Chairman of our Compensation Committee. From 1991 until his retirement in 1994, Mr. Crull was Chairman of the Board and Chief Executive Officer of Nestlé USA, Inc., a food and related products company. From 1983 to the beginning of 1990, Mr. Crull also held the position of Chairman of the Board and President of Carnation Company, a food and related products company.	74	1994

David J. McLaughlin

Mr. McLaughlin has served as a director on our Board since 1990. Currently, Mr. McLaughlin serves on our Audit and Compensation Committees. Since 1987, Mr. McLaughlin has been a director of Scientific Atlanta, Inc., a communications and instrumentation products company, and since 1994, he has served as a director of Troy Biosciences Incorporated, a biotechnology company. From 2000 to 2001, Mr. McLaughlin served as the Vice Chairman of Troy Biosciences Incorporated. He also served as President and Chief Executive Officer of Troy Biosciences Incorporated from 1996 to 1999. Since January 2000, Mr. McLaughlin has been the President and Chief Executive Officer of Pentacle Press LLC, a publishing and research company.

	68	1990

Name	Age	Director Since

Joël-André Ornstein

Mr. Ornstein has served as a director on our Board since 1999. Since 1989, Mr. Ornstein has been Senior Adviser to the Chairman and Chief Executive Officer of Euris, S.A., or Euris, a Paris-based investment holding company controlled by Mr. Jean-Charles Naouri. Mr. Naouri is a French citizen whose principal business is making corporate investments and who owns through holding entities, a controlling interest in Groupe Casino, who in turn owns a controlling interest in us. Mr. Ornstein is also Chairman and Chief Executive Officer of Euristates, Inc., the U.S. based subsidiary of Euris. He is also a director of Euris and Euristates, Inc.

	50	1999

Ross E. Roeder

Mr. Roeder has served as a director on our Board since 1984. He is currently Chairman of our Board and Chairman of the Corporate Governance Committee. Mr. Roeder became our Chairman, President and Chief Executive Officer in January 1999. In September 2003, when Mr. Snollaerts became our President, Mr. Roeder continued to serve as our Chief Executive Officer until May 19, 2004, when he became our non-executive Chairman. Prior to his appointment as Chairman and Chief Executive Officer, Mr. Roeder was Chairman of our Audit Committee and a member of our Compensation Committee. Mr. Roeder became Chairman of our Corporate Governance Committee in early 1999 and is a member of the boards of directors of our principal subsidiaries. Until 1998, Mr. Roeder was Chairman of Morgan-Kaufman Publishers, Inc., a publisher of computer science text and reference books, where he was also a director from 1986 to 1998. Since 1997, Mr. Roeder has served as a director of Chico’s FAS, Inc., a retail women’s store company, where he also serves on its corporate governance committee, compensation and benefits committee and audit committee. From 1995 to 2002, Mr. Roeder served as a director of Gulf West Banks, Inc. which in 2002, was acquired by The South Financial Group. Mr. Roeder is currently serving as a director of Mercantile Bank, a subsidiary of The South Financial Group. (For a further discussion of Mr. Roeder’s employment agreement with us, see “Executive Compensation—Roeder Employment Agreement” below.)

	67	1984

Etienne Snollaerts

Mr. Snollaerts has served as a director on our Board since 1998. Currently, Mr. Snollaerts serves on our Corporate Governance Committee. In September 2003, Mr. Snollaerts was named our President and Chief Operating Officer and on May 19, 2004 became our Chief Executive Officer. Prior to joining our executive group, he was the Deputy General Manager and Director of the supply chain within Groupe Casino and was responsible for supervising Groupe Casino’s investment in us. From 1998 to 2000, Mr. Snollaerts was in charge of the international activities of Groupe Casino, which included operations in ten countries. He has been associated with Groupe Casino since 1985 and served as Director of Purchasing and Logistics and as Director of Retail Distributions, Store Operations and Information Systems. Before 1985, Mr. Snollaerts was a management consultant with Alexander Proudfoot Company, now Management Consulting Group PLC. (For a further discussion of Mr. Snollaerts’ employment agreement with us, see “Executive Compensation—Snollaerts Employment Agreement” below.)

	49	1998

Name	Age	Director Since

Stephen E. Watson

On May 19, 2004, Mr. Watson was appointed to our Board and also appointed to serve on our Audit Committee. From 1997 to 2002 when he retired, Mr. Watson was President and Chief Executive Officer of Gander Mountain, L.L.C., a privately held retailer of outdoor recreational equipment and clothing. Previously, he held various executive officer positions with Target Corporation and its predecessors. He joined Target Corporation in 1972 and headed merchandising for its department store division until becoming the division’s Chairman and Chief Executive Officer in 1985. He continued in that role until his retirement from the company in 1996 and additionally held the position of President and director of Target Corporation from 1991 to 1996. Mr. Watson also serves on the boards of directors of Shopko Stores Inc., a chain of retail stores specializing in discount merchandise; Retek Inc., a leading provider of software services and solutions to the retail industry; and Walker Art Center, a Minneapolis-based multidisciplinary arts organization.

	60	2004

Vote Required and Recommendation of the Board.    You may either vote for or withhold your vote for each of the directors identified above. The eight director nominees receiving the greatest number of votes will be elected to our Board. If you mark your vote withheld or you do not vote in the election (including abstentions and broker non-votes), this will have no impact on the election of directors, because these votes will not be included in the total number of votes present at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES IDENTIFIED ABOVE.

CORPORATE GOVERNANCE

Governance Guidelines

We have in place long-standing policies and practices of good corporate governance. During fiscal 2004, our Board adopted Guidelines for Corporate Governance that outline the responsibilities of the Board, as well as qualifications for directors to serve on the Board. We have a Code of Ethics that was amended in February 2005, to ensure compliance with the Sarbanes-Oxley Act of 2002 and the listing standards of the NYSE. Our Code of Ethics applies to our Chief Executive Officer, our Chief Financial Officer and our Chief Accounting Officer, as well as to other employees of our company, and complies with the requirements imposed by the Sarbanes-Oxley Act of 2002 and the rules issued thereunder for codes of conduct applicable to such officers. Our Board has reviewed and will continue to evaluate its role and responsibilities with respect to the new legislative and other governance requirements. All of our corporate governance materials, including our Code of Ethics, our Guidelines for Corporate Governance and all of our committee charters are available for public viewing on our Internet web site at http://www.smartandfinal.com, Investor Information, under the “Governance” tab. In addition, interested persons can obtain a copy of any of these materials by writing to, Corporate Secretary, Smart & Final Inc., 600 Citadel Drive, Commerce, California 90040.

Director Independence and Controlled Company Exemption

Our Board is currently composed of 11 directors, five of whom are independent under the NYSE listing standards. Our Chief Executive Officer is the only member of management currently serving as a director. For purposes of determining independence, we have adopted the following standards for director independence in compliance with the listing standards of the NYSE:

•	No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with us or any of our subsidiaries (directly or as a partner, stockholder or officer of an organization that has a relationship with us or any of our subsidiaries);

•	A director who is an employee or whose immediate family member is an executive officer of the Company or any of our subsidiaries is not “independent” until three years after the end of such employment relationship;

•	A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from us or any of our subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not “independent” until three years after he or she ceases to receive more than $100,000 per year in such compensation;

•	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, Ernst & Young LLP, our present external auditor; Arthur Andersen, our former external auditor; or a present or former internal auditor of the Company or any of our subsidiaries is not “independent” until three years after the end of the affiliation or the employment or auditing relationship;

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executives or any of our subsidiaries” present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or employment relationship;

•	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, us or any of our subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold; and

•	A director who is an employee or representative of a significant supplier of any Company business unit or legal entity is not “independent” unless we entered into our relationship with the supplier as a result of competitive purchasing practices.

The Board determined that Messrs. Crull, Gold, McLaughlin, Plaskett and Watson meet the aforementioned independence standards and that Messrs. Bouchut, Couvreux, Hernu, Ornstein, Roeder and Snollaerts do not meet the aforementioned independence standards. Messrs. Bouchut, Couvreux, and Hernu do not meet the independence standards because they are employees of Groupe Casino. Mr. Ornstein does not meet the independence standards because he is employed by Euris, S.A., which indirectly owns a controlling interest in Groupe Casino. (For a further discussion of Groupe Casino and its relationship to us, see “Compensation Committee Interlocks and Insider Participation—Relationship between Smart & Final Inc. and Casino USA” below.) Mr. Roeder does not meet the aforementioned independence standards because he served as our Chief Executive Officer until May 2004. Mr. Snollaerts does not meet the independence standards because he is our current Chief Executive Officer.

If Messrs. Announ and Bourgeron are elected to the Board at the May 2005 Annual Meeting, it is anticipated that they will not meet the independence standards because they are both currently employees of Groupe Casino.

Section 303A.00 of the NYSE listing standards, to which we are subject, defines a “Controlled Company” as a company of which more than 50% of the voting power is held by an individual, a group or another company. We are a Controlled Company because 57.1% of our common stock is owned by Groupe Casino. As a Controlled Company, we are exempt from the NYSE requirement that we have a majority of independent directors, and from the requirements that our Corporate Governance Committee and Compensation Committee be composed entirely of independent directors. Pursuant to such exemption, our Board does not consist of a majority of independent directors, and our Corporate Governance and Compensation Committees are not composed solely of independent directors. (For a further discussion of the composition of our Corporate Governance Committee and our Compensation Committee, see “Corporate Governance—Committees of the Board and Attendance at Meetings” below.)

Committees of the Board and Attendance at Meetings

We have established three standing committees of our Board, an Audit Committee, a Compensation Committee and a Corporate Governance Committee. Each of these committees reports to the full Board and the activities of each committee are therefore generally subject to the approval of the Board.

Audit Committee

The Audit Committee is currently comprised of Messrs. Plaskett (as Chairman), Crull, McLaughlin and Watson. At the May 2004 Board meeting, Mr. Watson was appointed to the Board and our Audit Committee. The Audit Committee operates under a written charter adopted by our Board. During fiscal 2004, our Board re-examined the Audit Committee’s composition and confirmed that all members of the Audit Committee are “independent” within the meaning of the NYSE’s listing standards. In addition, the Board determined that Mr. Plaskett, the Audit Committee chair, meets the U.S. Securities and Exchange Commission’s, or SEC’s, definition of an audit committee financial expert. Because our current Chairman is not a nominee for re-election to our Board, at the next regularly scheduled Board meeting after our Annual Meeting, the Board intends to appoint a new Chairman of the Audit Committee.

During fiscal 2004, there were four regular meetings and six telephonic meetings of the Audit Committee.

Corporate Governance Committee

The Corporate Governance Committee is currently comprised of Messrs. Roeder (as Chairman), Couvreux, Plaskett and Snollaerts. The Corporate Governance Committee operates under a written charter adopted by our Board. Of the current members of the Corporate Governance Committee, only Mr. Plaskett is independent of management. However, because we are a Controlled Company under the NYSE listing standards, our Corporate Governance Committee is not subject to the independence requirements set forth in the NYSE listing standards. (For a further discussion regarding the independence standards to which we are subject, see “Corporate Governance—Director Independence and Controlled Company Exemption” above.)

Messrs. Couvreux and Plaskett are currently serving on our Corporate Governance Committee, but are not nominees for re-election. Therefore, at the next regularly scheduled Board meeting after our Annual Meeting, the Board intends to appoint additional director(s) to serve on the Corporate Governance Committee.

During fiscal 2004, there were four regular meetings and two telephonic meetings of the Corporate Governance Committee.

Compensation Committee

The Compensation Committee is currently comprised of Messrs. Crull (as Chairman), Couvreux, Gold, McLaughlin and Plaskett. Mr. Couvreux was appointed to the Compensation Committee effective September 2004. The Compensation Committee operates under a written charter adopted by our Board. The current members of our Compensation Committee, with the exception of Mr. Couvreux, are independent directors. However, because we are a Controlled Company under the NYSE listing standards, we are not required to have a Compensation Committee composed entirely of independent directors. (For a further discussion regarding the independence standards to which we are subject, see “Corporate Governance—Director Independence and Controlled Company Exemption” above.) Of the five directors that are not nominees for re-election, three directors, Messrs. Couvreux, Gold and Plaskett, are members of our Compensation Committee. Thus, at the next regularly scheduled Board meeting after our Annual Meeting, the Board intends to appoint additional director(s) to serve on the Compensation Committee.

During fiscal 2004, there were four regular meetings of the Compensation Committee.

Board Attendance

During fiscal 2004, our Board held five regular meetings. Each director, with the exception of Mr. Bouchut, attended at least 75% of the aggregate of (a) the total number of Board meetings and (b) the total number of committee meetings held by all committees of the Board on which such director served. We encourage our directors to attend the Annual Meeting. At the 2004 Annual Meeting of Stockholders, four of our 11 directors attended.

Communications with the Board of Directors

Stockholders who wish to communicate with members of the Board, including the independent directors individually or as a group, may send correspondence to them in care of Corporate Secretary, Smart & Final Inc., 600 Citadel Drive, Commerce, California 90040.

Report of the Audit Committee

The Audit Committee adopted a written charter in April 2001, which was revised and approved by our Board in December 2003 and again in February 2005. The most recent revised and approved Charter of the Audit Committee, or the Charter, is attached hereto as Appendix A. The Charter complies with the requirements of the SEC and the NYSE listing standards. The Audit Committee will continue to regularly review and assess the Charter to ensure continued compliance with these requirements. The Charter is also available for public viewing, on our Internet web site at http://www.smartandfinal.com, Investor Information, under the “Governance” tab. In addition, interested persons can obtain a copy of the Charter by writing to, Corporate Secretary, Smart & Final Inc., 600 Citadel Drive, Commerce, California 90040.

The functions of the Audit Committee include, among other things:

•	Oversight of our financial reporting process, compliance with legal and regulatory requirements, and our assessment, evaluation and reporting on the effectiveness of the Company’s internal control over financial reporting pursuant to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002;

•	Engagement of independent auditors and approval of auditor fees;

•	Review with the independent auditors of the scope and the planning of the annual examination of the Company’s consolidated financial statements and internal control over financial reporting;

•	Review of the audited consolidated financial statements and reports on internal control over financial reporting with management and the independent auditors;

•	Review of the findings and recommendations of the independent and internal auditors, and management’s response to the recommendations of the auditors;

•	Oversight of the independence and performance of internal and external auditors; and

•	Preparation of the Audit Committee Report.

During fiscal 2004, the Board examined the Audit Committee’s composition and confirmed that each member of the Audit Committee is an independent director based on the NYSE listing standards, the SEC’s independence requirements, and the Company’s Governance Guidelines. In addition, the Board has determined that all members of the Audit Committee are financially literate and that Mr. Plaskett, the Chair of the Audit Committee, is a financial expert as defined by the SEC’s rules and the NYSE listing standards.

The Audit Committee has reviewed and discussed with management of the Company and Ernst & Young LLP (“E&Y”), the Company’s independent auditing firm, the audited consolidated financial statements of the Company as of January 2, 2005 and for the fiscal year then ended (the “Audited Financial Statements”). The Audit Committee has also reviewed and discussed with management of the Company and E&Y (i) management’s report on internal control over financial reporting as of January 2, 2005 and (ii) E&Y’s audit report on management’s assessment of the effectiveness of internal control over financial reporting as of January 2, 2005. In addition, the Audit Committee has discussed with E&Y the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees; Codification of Statements on Auditing Standards AU § 380).

The Audit Committee received and reviewed the written disclosures and the letter from E&Y required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with E&Y its independence from the Company. The Audit Committee additionally discussed with management of the Company and E&Y such other matters and received such assurances from them as it deemed appropriate.

Management is responsible for the Company’s internal controls and the financial reporting process. The Audit Committee has reviewed the Company’s programs aimed at strengthening the effectiveness of the Company’s internal audit and disclosure control structure. The Audit Committee monitors the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement improvements to internal procedures and controls. Management is responsible for performing an assessment and evaluation of the Company’s internal control over financial reporting and issuing a report on the effectiveness thereof. E&Y is responsible for performing an independent audit of the Company’s financial statements and internal control over financial reporting in accordance with generally accepted auditing standards of the United States and issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the above-described reviews and discussions and a review of the report of E&Y with respect to the Audited Financial Statements, and relying thereon, the Audit Committee recommended to the Company’s Board the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2005.

AUDIT COMMITTEE

Thomas G. Plaskett, Chairman

Timm F. Crull

David J. McLaughlin

Stephen E. Watson

Report of the Corporate Governance Committee

The Corporate Governance Committee adopted a written charter, or the Charter, which was amended in February 2004 in compliance with the requirements of the Sarbanes-Oxley Act of 2002 and NYSE listing standards. The Charter will be reviewed and reassessed regularly to ensure continued compliance with these requirements. The Charter is available for public viewing, on our Internet web site at http://www.smartandfinal.com, Investor Information, under the “Governance” tab. In addition, interested persons can obtain a copy of the Corporate Governance Charter by writing to, Corporate Secretary, Smart & Final Inc., 600 Citadel Drive, Commerce, California 90040.

Because we have elected to be treated as a Controlled Company, our Corporate Governance Committee is not subject to the independence requirements set forth in the NYSE listing standards. Section 303A.00 of the NYSE listing standards defines a “Controlled Company” as a company of which more than 50% of the voting power is held by an individual, a group or another company. We are a Controlled Company because 57.1% of our common stock is owned by Groupe Casino. As a Controlled Company, we are exempt from the NYSE requirement that we have a majority of independent directors, and from the requirement that the Corporate Governance Committee be composed entirely of independent directors. Pursuant to such exemption, the Corporate Governance Committee is not composed solely of independent directors.

The functions of the Corporate Governance Committee include, among other things:

•	Seeking out, evaluating and recommending to our Board qualified candidates for nomination as directors on our Board;

•	Considering other matters pertaining to the size and composition of our Board and its committees;

•	Giving appropriate consideration to qualified individuals recommended by stockholders for nomination as directors, provided that such recommendations are accompanied by information sufficient to enable the Corporate Governance Committee to evaluate the qualifications of such individuals;

•	Responsibility for developing and recommending to our Board the corporate governance principles under which we operate; and

•	Making awards under our Non-Employee Director Stock Plan to members of the Board.

In considering individuals for nomination as directors, the Corporate Governance Committee typically solicits recommendations from its current directors and is authorized to engage third party advisors, including search firms, to assist in the identification and evaluation of candidates. For 2005, the Corporate Governance Committee, or an individual member to whom the task was delegated by the Committee, conducted interviews of the potential nominees for election as directors to our Board and reviewed the biographies of each such candidate. The Corporate Governance Committee agreed to the nominees proposed by the Groupe Casino directors. The Board ratified the nominees listed in the Proxy Statement. (For further information about these nominees, see “Item 1—Election of Directors” above.)

In evaluating potential candidates, the Corporate Governance Committee may consider such factors as it deems appropriate. These factors may include judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. While the Corporate Governance Committee has not established any specific minimum qualifications for director nominees, the Corporate Governance Committee believes that demonstrated leadership, as well as significant years of service, in an area of endeavor such as business, law, public service, related industry or academia, is a desirable qualification for service as a director of the Company.

Any stockholder may make recommendations to the Corporate Governance Committee for membership on the Board by sending a written statement of the qualifications of the recommended individual to, Corporate Secretary, Smart & Final Inc., 600 Citadel Drive, Commerce, California 90040. Such recommendations should be received no later than 60 days before the anniversary of last year’s Annual Meeting, nor no earlier than 90 days before the anniversary of last year’s Annual Meeting. In accordance with Article III, Section 2 of our Amended and Restated Bylaws, certain criteria must be included with the stockholder’s notice. Our Amended and Restated Bylaws were attached as Appendix B to our Proxy Statement filed with the SEC on April 16, 2004 and may be accessed through our Internet web site at http://www.smartandfinal.com, Investor Information, under the “SEC” tab. The Corporate Governance Committee will evaluate candidates recommended by stockholders on the same basis as they evaluate other candidates, including the following criteria:

•	Directors should be of the highest ethical character and share values that reflect positively on themselves and the Company;

•	Directors should have reputations, both personal and professional, consistent with the image and reputation of the Company; and

•	Directors should be highly accomplished in their respective fields, with superior credentials and recognition.

The fact that a proposed director nominee meets all of the above criteria will not obligate the Corporate Governance Committee to recommend the candidate to the Board, and will not obligate the Board to nominate or recommend the candidate for director in our proxy materials.

CORPORATE GOVERNANCE COMMITTEE

Ross E. Roeder, Chairman

Christian P. Couvreux

Thomas G. Plaskett

Etienne Snollaerts

Report of the Compensation Committee

The Compensation Committee operates under a written charter adopted by our Board. The Charter of the Compensation Committee, or the Charter, complies with the requirements of the SEC and the NYSE listing standards. The Charter will be reviewed and reassessed regularly to ensure continued compliance with these requirements. The Charter is available for public viewing on our Internet web site at http://www.smartandfinal.com, Investor Information, under the “Governance” tab. In addition, interested persons can obtain a copy of the Charter by writing to, Corporate Secretary, Smart & Final Inc., 600 Citadel Drive, Commerce, California 90040.

Because we have elected to be treated as a Controlled Company, our Compensation Committee is not subject to the independence requirements set forth in the NYSE listing standards. Section 303A.00 of the NYSE listing standards defines a “Controlled Company” as a company of which more than 50% of the voting power is held by an individual, a group or another company. We are a Controlled Company because 57.1% of our common stock is owned by Groupe Casino. As a Controlled Company, we are exempt from the NYSE requirement that we have a majority of independent directors, and from the requirement that the Compensation Committee be composed entirely of independent directors. Pursuant to such exemption, the Compensation Committee is not composed solely of independent directors.

The functions of the Compensation Committee include, among other things:

•	Approving salary practices and base salary amounts for our executive personnel;

•	Approving the structure of and determining awards under the annual incentive bonus plan for our executive officers and under our Long-Term Equity Compensation Plan; and

•	Approving the strategy and structure of our other employee plans and benefits, and making recommendations to our Board with respect to base salary and incentive compensation for our Chief Executive Officer.

The Compensation Committee’s basic philosophy is to provide competitive levels of compensation to motivate, retain and attract management. This philosophy includes providing incentives linked to the Company’s financial performance, enhanced stockholder value and personal performance. This philosophy applies to compensation for all of our management, including our Chief Executive Officer.

Executive Compensation

Generally, compensation for our executives consists of a base salary, an annual incentive bonus and an opportunity to receive stock options, stock appreciation rights or other performance-based compensation under our Long-Term Equity Compensation Plan.

Chief Executive Officer Compensation.    The Compensation Committee has established a formal process for evaluating the Chief Executive Officer’s performance. This process generally begins at the last scheduled Compensation Committee meeting of the fiscal year. This meeting is typically held in late November or early December. Since May 2004, Mr. Snollaerts has been the Company’s Chief Executive Officer. Mr. Snollaerts’ employment agreement establishes a minimum base salary of $650,000. If our Board awards annual bonuses to our executive officers, then Mr. Snollaerts is entitled to a bonus commensurate to our other similarly situated executives. Mr. Snollaerts’ target for his annual bonus is no less than 100% and no greater than 200% of his base salary for the year. (For a further discussion of Mr. Snollaerts’ employment agreement with us, see “Executive Compensation—Snollaerts Employment Agreement” below.)

Base Salaries.    Base salaries for executive officers are reviewed annually. Executive salaries are designed to be competitive with salaries paid at other companies of comparable size and complexity in the retail and wholesale food distribution business. These salaries are also designed to be competitive with salaries paid in other comparable businesses including, for example, certain non-food, multi-unit retail companies. The Compensation Committee uses these companies for comparative purposes because it believes that the Company competes with these companies in attracting and maintaining management. The Compensation Committee collects information on these companies from published industry surveys and from competitors’ proxy statements. It is the policy of the Compensation Committee to adjust salaries in a way that recognizes executive performance and responsibilities and enables us to attract and retain highly qualified executives. In fiscal 2004, executive base salaries (other than for the Chief Executive Officer) were increased an average of 5.69%, ranging from 3.57% to 8.33%, consistent with the Compensation Committee’s policy objectives, and were at median levels among comparison companies.

Annual Incentive Bonus Plan.    The Compensation Committee believes that the annual incentive bonus plan is an integral part of the overall compensation package offered to executive officers. The Compensation Committee specifically approves bonus amounts for executive officers. The Compensation Committee also determines the bonus amount for the Chief Executive Officer, consistent with the terms of his employment agreement. (See “Chief Executive Officer Compensation” above.) During fiscal 2000, the Compensation Committee decided to link the annual incentive bonus plan to specific financial objectives as a means of encouraging improvements in financial performance. These objectives range from our total financial performance, which is the only objective for determining the bonus awarded to our Chief Executive Officer, to performance of particular operating units. The objectives also include individual targets to help reach certain tactical objectives. In fiscal 2004, the bonuses awarded to executives, depending on the person’s position, were based upon financial objectives and tactical objectives. These objectives were tied to our overall performance at the corporate, regional and divisional levels, as well as to specified personal objectives.

We determine actual bonus amounts after the fiscal year end. At that time, the Chief Executive Officer meets with the Compensation Committee to review the performance of executive officers (other than his performance) and presents his recommendations for their actual bonus amounts. For fiscal 2004, the Compensation Committee determined that management had met their financial profit objectives for continuing operations and as a result, approved the recommendations of the Chief Executive Officer for bonus awards. Actual bonuses to executive officers (other than the Chief Executive Officer, whose bonus was pursuant to his employment agreement) averaged approximately 68.3% of base salary and ranged from approximately 52.6% to 86%. (For a further discussion of compensation matters, see “Executive Compensation” below).

Director Compensation

During fiscal 2004, both cash payments and shares of our common stock were used to compensate each of our non-employee directors. Effective 2004, our non-employee directors were paid an annual cash fee of $20,000. This annual fee is paid in quarterly installments in advance at the beginning of each calendar quarter. Our non-employee directors also received $1,500 in cash for each Board meeting and each committee meeting attended, whether attendance was in person or telephonically. In addition, the Chairman of the Audit Committee, Mr. Plaskett, received an additional payment of $10,000 per year and the Chairman of the Compensation Committee, Mr. Crull, received an additional payment of $5,000 per year. The Chairman of our Corporate Governance Committee is also entitled to receive an additional payment of $5,000 per year. During fiscal 2004, Mr. Roeder served as the Chairman of our Corporate Governance Committee, but he was not entitled to receive compensation for acting as the Chairman because he was our employee during fiscal 2004. We also reimburse our directors for the expenses they incur in attending meetings in person. Our directors that are also our employees are not compensated for their service as members of our Board or any committee of the Board.

In addition to the cash payments described above, our non-employee directors that are also not employed by Groupe Casino receive equity compensation under our Amended and Restated Non-Employee Director Stock Plan, or our 1996 Non-Employee Director Stock Plan. However, our 1996 Non-Employee Director Stock Plan expired on February 22, 2005, and thus in this proxy statement we are submitting for stockholder approval, a new Smart & Final Inc. Long-Term Equity Compensation Plan for Non-Employee Directors, a complete copy of which is attached hereto as Appendix B.

Under our 1996 Non-Employee Director Stock Plan, eligible directors received an automatic award of common stock on May 1st of each year valued at approximately $20,000 on the date of the award. Each eligible director who was serving as a director on the award date received these shares. For purposes of our 1996 Non-Employee Director Stock Plan, an eligible non-employee director was an individual who, for at least three years prior to becoming a director: (i) was not our employee; and (ii) was not an employee of Groupe Casino. For the May 1, 2004 grant, Messrs. Crull, Gold, McLaughlin, and Plaskett were all eligible non-employee directors under the 1996 Non-Employee Director Stock Plan. Each of these individuals received 1,680 shares of common stock. Each share award is comprised of that number of shares equal to the quotient of $20,000 divided by the fair market value of a share on the award date as defined in the 1996 Non-Employee Director Stock Plan. Cash is paid in lieu of fractional shares. Our directors must hold the shares awarded for at least six months after the award date. On May 18, 2004, the Board awarded Mr. Watson an initial grant of 22,500 stock options upon joining the Board and Messrs. Crull, Gold, McLaughlin, and Plaskett received a grant of 4,000 options.

At the July 2002 Annual Meeting, our stockholders approved an amendment to the 1996 Non-Employee Director Stock Plan, which provided that the number of shares available under the plan would increase each year by the number of shares from the 1996 Non-Employee Director Stock Plan that have been exercised and/or vested. In fiscal 2004, 66,000 stock options were exercised under the 1996 Non-Employee Director Stock Plan and it had 70,000 shares available for grant at the end of fiscal 2004. The 1996 Non-Employee Director Stock Plan expired on February 22, 2005 and no awards of shares were made under it in 2005. At the end of fiscal 2004, there were 239,000 unexercised options outstanding that have been granted to non-employee directors. Of these options, 38,500 will expire if not exercised on or before May 18, 2014; 36,000 will expire if not exercised on or before May 22, 2013; 72,000 will expire if not exercised on or before February 18, 2013; 20,000 will expire if not exercised on or before May 1, 2010; 22,500 will expire if not exercised on or before May 11, 2009; and 50,000 will expire if not exercised on or before May 4, 2009.

We also have a Stock Incentive Plan, as amended, or Incentive Plan, which expired in June 2001 as to new grants. Our Board had a policy in place to the effect that any elected or appointed non-employee director serving prior to 1998 would receive an automatic grant of options to purchase 22,500 shares of our common stock under such Incentive Plan as of the date of initial appointment or election. The options were nonqualified stock options and had exercise prices equal to the fair market value of our common stock at the date of grant. In addition, these options have an exercise term of ten years after the date of grant and are subject to early termination in the event the option holder ceases to be a director, becomes permanently disabled or dies. One-third of these options become exercisable two years after the date of grant and each year thereafter, so that 100% would be exercisable four years after the date of grant. There are 40,000 unexercised options outstanding that have been granted to non-employee directors under our Incentive Plan. Of these options, 17,500 will expire if not exercised on or before June 18, 2006; and 22,500 will expire if not exercised on or before May 4, 2010.

We also have a Directors Deferred Compensation Plan, or Deferred Plan. This Deferred Plan allows our non-employee directors to defer on a pre-tax basis up to 100% of their cash fees (with a minimum annual deferral of $2,500), as well as any shares of our common stock received as compensation for services as a director. Participation in the Deferred Plan is voluntary on an annual basis. Deferrals of cash amounts are credited to a special bookkeeping account in the non-employee director’s name, and earnings on deferrals are indexed to certain investment fund options. Deferrals of shares of our common stock are held within the Deferred Plan, for the benefit of the deferring director’s account and are not redeemable for cash. We pay all benefits and costs from our general assets. We have created a non-qualified grantor trust whose assets will be used to pay benefits and defray expenses; however, the assets of the trust are subject to the claims of our general creditors in the event of our insolvency or bankruptcy. In general, participants will receive benefits under the Deferred Plan after retirement. Benefits are paid in one lump-sum payment or a stream of five, ten or fifteen annual payments, depending on a director’s pre-elected payment option. The Deferred Plan permits limited withdrawals prior to retirement. The Deferred Plan also provides additional death benefits in the event of death prior to retirement. During fiscal 2004, three directors participated in the Deferred Plan.

Compensation Plans

Stock Incentive Plan.    The Incentive Plan authorized the issuance of options covering up to 2,450,000 shares of our common stock. The Incentive Plan expired in June 2001 as to new grants. Accordingly, no awards of stock were made under the Incentive Plan during fiscal 2004. As of March 31, 2005, there were 210,063 unexercised options outstanding under the Incentive Plan. These options will expire at varying dates on or before February 20, 2011, if not exercised before that date.

Long-Term Equity Compensation Plan.    Under guidelines set by the Compensation Committee, incentive-based compensation constitutes a greater portion of executives’ potential long-term pay. A portion of this incentive-based compensation is made through stock-based awards under the Long-Term Equity Compensation Plan. The primary objectives of this plan are to optimize our profitability and growth through incentives. These incentives are designed to be consistent with our goals, and to link the personal interests of plan participants to those of our stockholders.

At the May 2001 Annual Meeting, the stockholders approved an amendment to the Long-Term Equity Compensation Plan increasing the stock-based awards allowed under this plan from 2,470,000 shares to 3,600,000 shares of our common stock. The stockholders also extended the Long-Term Equity Compensation Plan’s expiration date from December 31, 2006 to December 31, 2010. At the July 2002 Annual Meeting, the stockholders approved an amendment and restatement of the Long-Term Equity Compensation Plan that increased the stock-based awards allowed under this plan from 3,600,000 shares to 5,100,000 shares of our common stock. The amendment also provided that the number of shares available under the Long-Term Equity Compensation Plan would increase each year by the number of shares that were exercised and/or expired. In fiscal 2004, an additional 591,646 shares became available under the Long-Term Equity Compensation Plan based on the exercises of common stock and the vesting of restricted shares. These shares will be added back into the plan on May 30, 2005. At the end of fiscal 2004, the total stock-based awards available for grant under the Long-Term Equity Compensation Plan were 542,358 shares.

Certain Other Benefits.    We provide health, welfare and pension benefits to the Company’s executive officers. These benefits are also generally available to all of the Company’s full-time employees. In addition, we provide certain perquisites to our executive officers including, depending upon the executive officer, reimbursement of tax preparation and/or financial planning expenses, club dues, moving expenses, car allowances, a supplemental executive retirement plan, life insurance policies, long-term disability plans and executive medical coverage.

Other Matters.    The Compensation Committee has reviewed the compensation plans with regard to the deductibility limitation contained in Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. The Compensation Committee has decided at present not to alter the compensation plans to comply with the deductibility requirements of Section 162(m) of the Code. The Compensation Committee will continue to review the issue and monitor whether the compensation plans should be amended in the future to meet the deductibility requirements of the Code. Our Long-Term Equity Compensation Plan provides that at all times when Code Section 162(m) is applicable, all awards granted under that plan shall comply with the requirements of Section 162(m) of the Code. However, the Compensation Committee may determine that such compliance is not desired with respect to any particular award.

COMPENSATION COMMITTEE

Timm F. Crull, Chairman

James S. Gold

David J. McLaughlin

Thomas G. Plaskett

Executive Officers

The following table sets forth, as of March 31, 2005, the names, ages and titles of our executive officers and the officers of our subsidiaries, Smart & Final Stores Corporation, or Smart & Final Stores, American Foodservice Distributors, Inc., or American Foodservice Distributors, and Port Stockton Food Distributors, Inc. dba Smart & Final Foodservice Distributors, or Smart & Final Foodservice:

Name	Age	Title
Etienne Snollaerts	49

Chief Executive Officer and President of Smart & Final Inc., Smart & Final Stores, and American Foodservice Distributors; Chairman of the Board and Chief Executive Officer of Smart & Final Foodservice.

Donald G. Alvarado	50

Senior Vice President, General Counsel and Secretary of Smart & Final Inc. and Smart & Final Stores; Senior Vice President and Secretary of American Foodservice Distributors and Smart & Final Foodservice.

André Delolmo	53	Senior Vice President of Operations for Smart & Final Inc. and Smart & Final Stores.

Zeke Duge	58	Senior Vice President and Chief Information Officer of Smart & Final Stores.

Richard A. Link	50	Vice President and Controller of Smart & Final Inc. and Vice President and Chief Accounting Officer of Smart & Final Stores.

Norah Morley	53	Senior Vice President, Marketing of Smart & Final Stores.

Suzanne Mullins	52	Senior Vice President of Store Operations of Smart & Final Stores.

Richard N. Phegley	49	Senior Vice President and Chief Financial Officer of Smart & Final Inc. and Smart & Final Stores, American Foodservice Distributors, and Smart & Final Foodservice.

Timothy M. Snee	51	Senior Vice President, Buying of Smart & Final Stores.

Jeff D. Whynot	48	Senior Vice President, Human Resources of Smart & Final Inc. and Smart & Final Stores.

John M. Willis	59	President, Cash & Carry division of Smart & Final Stores.

Our executive officers are appointed by our Board and serve at our Board’s discretion.

Etienne Snollaerts.    See “ITEM 1—Election of Directors” above.

Donald G. Alvarado.    Mr. Alvarado was named Senior Vice President, General Counsel of Smart & Final Inc. and Smart & Final Stores in September 1996. Mr. Alvarado also serves as our Secretary and the Secretary of American Foodservice Distributors, Smart & Final Foodservice and Smart & Final Stores. From 1997 to 1999, Mr. Alvarado was also Senior Vice President Law/Development. From 1991 until September 1996, he served as our Vice President, General Counsel and Secretary. Mr. Alvarado joined us in 1987 as our Assistant General Counsel and was appointed our Secretary in 1989. He has been Secretary of Smart & Final Stores since 1990. From 1989 to January 1994, Mr. Alvarado was also Assistant Secretary of Casino USA, the U.S.-based subsidiary of Groupe Casino, and of Casino Realty, Inc., its former wholly-owned subsidiary. In September 2003, Mr. Alvarado was appointed as the Secretary of Casino USA.

André Delolmo.    Mr. Delolmo was appointed Senior Vice President of Operations for Smart & Final Stores in December 2002 and in May 2004, he was appointed Senior Vice President of Operations of Smart & Final Inc. Prior to assuming these positions, Mr. Delolmo was the Senior Vice President of Business Development for Smart & Final Stores. Mr. Delolmo also serves as President of Casino USA, a position he has held since July 1999. Before joining Casino USA, from 1997 until 1999, Mr. Delolmo was the Chairman and Chief Executive Officer of Casino Taiwan, a joint venture between Groupe Casino and Dairy Farms International (each entity owned 50% of the operations). From 1996 until 1997, he served as Groupe Casino’s Senior Vice President in charge of Real Estate for Western Europe and Poland. Mr. Delolmo also served as the Chief Executive Officer of Groupe Casino’s restaurant operations in France, from 1990 until 1996. From 1985 until 1990 he was a Regional Senior Vice President of Operations for Groupe Casino’s supermarkets and convenience stores in France.

Zeke Duge.    Mr. Duge joined us in September 2000 as Senior Vice President and Chief Information Officer in charge of data processing and technology for Smart & Final Stores. Immediately before joining Smart & Final Stores, Mr. Duge was Vice President and Chief Information Officer of West Marine, Inc., a specialty boating retailer. Mr. Duge has more than 30 years experience in data processing, having also held various positions at Xerox Computer Services, Nissan, Tandem Computers and Oracle Corporation.

Richard A. Link.    Mr. Link joined us in October 2001 as our Vice President and Controller and as the Vice President and Chief Accounting Officer of Smart & Final Stores. In December 2001, Mr. Link was designated Smart & Final Inc.’s Chief Accounting Officer. From September 1988 through February 2001, Mr. Link served in various capacities with Maxicare Health Plans, Inc., or Maxicare. His positions included Senior Vice President, Accounting and Chief Accounting Officer from 1988 through 1997, Executive Vice President—Finance and Administration and Chief Financial Officer from 1997 through February 2001, and Chief Operating Officer from 1999 through February 2001. In May 2001, the California HMO subsidiary of Maxicare filed a petition for insolvency under Federal bankruptcy laws and the Indiana HMO and Missouri insurance subsidiaries were subsequently placed into liquidation and rehabilitation. Mr. Link previously served with Price Waterhouse as a senior audit manager.

Norah Morley.    Ms. Morley joined us in August 1999 as Senior Vice President of Marketing of Smart & Final Stores. From 1996 to 1999, Ms. Morley was the Senior Vice President of Marketing, Buying and Distribution for The Sweet Factory, a retail candy company. From 1992 to 1996, Ms. Morley was the Vice President of Marketing and Buying with W.H. Smith PLC. Prior to that position, she was Vice President of Marketing for Frank’s Nursery and Crafts. Ms. Morley has also held various positions related to consumer packaged goods marketing, including Director of Marketing for The Pillsbury Company.

Suzanne Mullins.    Ms. Mullins was appointed Senior Vice President, Store Operations of Smart & Final Stores in July 1997. Before her promotion in 1997, she was Vice President, Buying for Smart & Final Stores from August 1994 and Vice President, Operations of Smart & Final Stores from 1991 to 1994. Prior to that, Ms. Mullins held various store operations positions, including District Manager. Ms. Mullins first joined us in 1987.

Richard N. Phegley.    Mr. Phegley joined us as Vice President and Treasurer of Smart & Final Stores in 1996. In May 1999, Mr. Phegley was appointed to serve as Vice President and Treasurer of Smart & Final Inc. and American Foodservice Distributors. In May 2001, he was appointed to serve as Senior Vice President and Chief Financial Officer of Smart & Final Inc., Smart & Final Stores and American Foodservice Distributors. Mr. Phegley joined us after 17 years with Atlantic Richfield Company, now a subsidiary of BP Amoco PLC, where he served in senior treasury, strategic planning and financial management positions.

Timothy M. Snee.    Mr. Snee was appointed Senior Vice President of Buying of Smart & Final Stores in June 1999. From 1998 to June 1999, he was Vice President of Buying. Mr. Snee joined us after 26 years with Ralphs Grocery Company where he served as a vice president in charge of various buying departments, and held management positions in accounting, distribution and operations.

Jeff D. Whynot.    In January 2000, Mr. Whynot was appointed Senior Vice President of Human Resources for Smart & Final Stores and in February 2003 he was appointed Senior Vice President of Human Resources for Smart & Final Inc. From 1998 to 2000, Mr. Whynot was the Vice President of Human Resources for Dames & Moore Group, an engineering consulting firm. From 1984 to 1998, Mr. Whynot worked in various capacities for Knott’s Berry Farm. During the last five years of his employment with Knott’s Berry Farm, Mr. Whynot served as the Vice President of Human Resources.

John M. Willis.    Mr. Willis joined us in July 1998 as President of our United Grocers Cash & Carry division, upon the completion of our acquisition of this division from United Grocers, Inc. During 2004, Mr. Willis was added to our executive committee. From 1968 to 1998, prior to joining the Company, Mr. Willis was employed in various positions with United Grocers, Inc. From 1987 to 1998, Mr. Willis was the President of United Grocers Cash & Carry Foodservice division and from 1997 to 1998, he was the President of United Grocers, Inc.’s Creative Process, a full service print and design company.

Performance Graph

The graph below compares the cumulative total stockholder return on an investment of our common stock over a five year period with the cumulative total return on the Dow Jones Equity Market Index and the Dow Jones U.S. Food Retailers and Wholesalers Index over the same period. The graph assumes an initial investment of $100 and the reinvestment of all dividends.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or Exchange Act, requires our directors, executive officers and beneficial holders of more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Directors, executive officers and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such forms received by us, or written representation from certain reporting persons that no Form 5s were required for those persons, we believe that all reporting requirements under Section 16(a) of the Exchange Act for the 2004 fiscal year were met in a timely manner by our directors, executive officers and greater than 10% stockholders.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee generally makes decisions on compensation of our executive officers and our Chief Executive Officer. All such decisions relating to the compensation of executive officers are reviewed, and in fiscal 2004 were approved without change, by our full Board. During fiscal 2004, our Compensation Committee consisted of Messrs. Couvreux, Crull, Gold, McLaughlin and Plaskett. Mr. Couvreux was appointed to the Compensation Committee effective September 2004.

Relationship between Smart & Final Inc. and Casino USA.    Groupe Casino, acting through Casino USA, acquired our then parent company in 1984. Groupe Casino owns 57.1% of the shares of our outstanding common stock. Our common stock does not have cumulative voting rights. Thus, the holders of shares having more than 50% of the voting power may elect all of our directors. The holders of the remaining shares would not be able to elect any directors.

Groupe Casino owns approximately 99% of the outstanding shares of Casino USA’s capital stock. There is no agreement between Groupe Casino or Casino USA and any other party that would prevent either Groupe Casino or Casino USA from acquiring additional shares of our common stock or from disposing of shares of our common stock that it currently owns. Our Board includes individuals who are employees of Groupe Casino. These individuals are currently Messrs. Bouchut, Couvreux, Hernu and Ornstein. Prior to being appointed as our President and Chief Operating Officer in September 2003 and our Chief Executive Officer in May 2004, Mr. Snollaerts had been associated with Groupe Casino since 1985. In October 2001, Mr. Delolmo was appointed Senior Vice President of Business Development for our subsidiary, Smart & Final Stores. In December 2002, he became the Senior Vice President of Operations for Smart & Final Stores and in May 2004, he became the Senior Vice President of Operations for Smart & Final Inc. In addition, Mr. Delolmo is the President of Casino USA. Since his appointment as Senior Vice President for Smart & Final Stores in December 2002, Mr. Delolmo has devoted substantially all of his efforts to the Company.

Certain Transactions between Smart & Final Inc. and Casino USA.    Together with Casino USA, we are party to a 1991 intercompany agreement, or the Intercompany Agreement. Under this agreement we provide various administrative services for Casino USA and Casino USA in turn provides various administrative services for us. Neither Casino USA nor the Company are obligated to use such services. The costs of these services include the estimated allocable costs of management and other employees performing the services, computer system resources, allocable overhead and out-of-pocket expenses. Cost, for purposes of management and employees, is based on an estimated allocation of time based on a study of the actual time spent in past periods. Any fees for such services cannot exceed $100,000 in any three-month period without the written consent of the user of such services. The Intercompany Agreement also provides that Casino USA will not, and will cause its affiliates that it controls or any corporation of which either holds more than 5% of the capital stock not to, engage in our business. The initial term of the Intercompany Agreement was two years. The term has been renewed from time to time as provided in the agreement.

Since 1986, we have performed a variety of services for Casino USA and its former subsidiary as part of the Intercompany Agreement. These services include accounting, human resources and systems development services. The cost of these services has been charged to the benefited affiliated company. We charged Casino USA approximately $333,000 for fiscal 2004. For fiscal 2005, we have agreed to continue to provide these administrative services to Casino USA at our cost. It is anticipated that the levels of future services will not vary significantly from the fiscal 2004 charges.

We are a party to a tax sharing arrangement with Casino USA. This agreement covers income tax obligations for the State of California. Under the terms of this arrangement, we make tax sharing payments to or receive tax sharing benefits from Casino USA. Payments are based upon pre-tax income for financial reporting purposes adjusted for certain agreed upon items. In fiscal 2004, we made tax sharing payments to Casino USA aggregating $2,792,000.

In November 2001, we entered into an $87,100,000 Operating Lease Agreement, or the Lease Agreement. Several financial institutions and Casino USA are all participants in the Lease Agreement. As of January 2, 2005, Casino USA’s share of participation in the Lease Agreement was $33,100,000.

Our Senior Vice President of Operations, Mr. Delolmo, has an expatriate compensation agreement with Casino USA, in which he is reimbursed for housing expenses, school expenses, personal travel to and from France and the tax gross-up for these reimbursable expenses. As an accommodation to Casino USA, these expenses are initially paid to Mr. Delolmo by us, but we are reimbursed by Casino USA within thirty (30) days. In fiscal 2004, Mr. Delolmo was paid a total of $250,354 in expatriate expenses (including $107,288 in tax gross-up). We have been reimbursed for all of these expenses by Casino USA.

In August 2003, we entered into an Expatriate Compensation Agreement with Mr. Snollaerts and Casino USA, for which he is reimbursed for housing expenses, school expenses, personal travel to and from France and the tax gross-up for these reimbursable expenses. (For a further discussion of Mr. Snollaerts’ compensation agreements with us, see “Executive Compensation—Snollaerts Employment Agreement” below.) Under this agreement, Casino USA will reimburse us each month for the expatriate expenses paid to Mr. Snollaerts during the term of his employment with us. However, during the first twelve months of the term (August 2003 to August 2004), we were responsible for up to $150,000 of Mr. Snollaerts’ expatriate expenses. In fiscal 2003, we paid approximately $110,000 of Mr. Snollaerts’ expatriate expenses under this agreement and in fiscal 2004, we paid approximately $40,000 in Mr. Snollaerts’ expatriate expenses. Thus, we have now fulfilled our responsibility to Casino USA to pay for the first $150,000 of Mr. Snollaerts’ expatriate expenses.

Executive Compensation

Summary Compensation Table.    The table below contains information on the cash and non-cash compensation awarded to or earned by our Chief Executive Officer and our former Chief Executive Officer for each of the last three fiscal years. The table also contains the same information for our four most highly compensated executive officers other than our Chief Executive Officer. Each executive officer included in the table must have earned over $100,000 in salary and bonus during fiscal 2004. (For future reference, all of the executive officers named below shall be referred to collectively as the Named Executive Officers.)

SUMMARY COMPENSATION TABLE

Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)(1)		Bonus ($)(2)		Other Annual Compensation ($)(3)	Restricted Stock Awards ($)(4)		Securities Underlying Options (#)(5)	All Other Compensation ($)(6)
Etienne Snollaerts Chief Executive Officer and President	2004 2003 2002	$ $	611,721 322,116 N/A	$ $	975,000 206,250 N/A	-0- -0- N/A	$ $	773,400 -0- N/A	150,000 100,000 N/A	$ $	64,984 115,301 N/A

Ross E. Roeder Chairman of the Board and former Chief Executive Officer	2004 2003 2002	$ $ $	614,299 713,462 700,000	$ $ $	1,043,750 840,000 -0-	-0- -0- -0-	$ $ $	-0- 256,800 -0-	100,000 206,250 -0-	$ $ $	40,056 36,991 647,426

André Delolmo Senior Vice President, Operations	2004 2003 2002	$ $ $	321,227 293,137 260,060	$ $ $	254,691 216,000 -0-	-0- -0- -0-	$ $ $	-0- 107,000 -0-	30,000 100,000 50,000	$ $ $	28,739 22,067 20,214

Richard N. Phegley Senior Vice President and Chief Financial Officer	2004 2003 2002	$ $ $	270,473 275,192 264,808	$ $ $	232,261 194,400 -0-	-0- -0- -0-	$ $ $	-0- 85,600 -0-	20,000 70,000 25,000	$ $ $	27,902 25,510 24,092

Zeke Duge Senior Vice President and Chief Information Officer	2004 2003 2002	$ $ $	278,518 275,239 267,441	$ $ $	171,494 162,027 -0-	-0- -0- -0-	$ $ $	-0- 85,600 -0-	20,000 40,000 22,000	$ $ $	21,929 23,939 22,592

Donald G. Alvarado Senior Vice President, General Counsel, Corporate Secretary	2004 2003 2002	$ $ $	267,008 254,890 251,644	$ $ $	168,806 160,000 -0-	-0- -0- -0-	$ $ $	-0- 42,800 -0-	20,000 40,000 17,500	$ $ $	27,882 25,386 25,444

(1)	Includes amounts deferred by the Named Executive Officers under our 401(k) Savings Plan and our Supplemental Deferred Compensation Plan. The 401(k) Savings Plan was established in fiscal 1992, and all Named Executive Officers are or were eligible to participate during fiscal 2004. Our Supplemental Deferred Compensation Plan was established to take effect for fiscal 1995.

(2)	Includes bonus payments made in the year after the listed year for services performed in the listed year, and excludes bonus payments made in the listed year for services performed in the prior year. Mr. Snollaerts’ bonus for fiscal 2003, includes an initial bonus of $100,000 paid to Mr. Snollaerts in August 2003. (For more information on Mr. Snollaerts’ employment agreement with us, see “Executive Compensation—Snollaerts Employment Agreement” below.) Mr. Roeder’s bonus amount includes a special one-time bonus of $300,000 paid to him in March 2004 for his assistance in the transition to our successor Chief Executive Officer, Mr. Snollaerts.

(3)	Includes perquisites and other personal benefits, securities or property paid to each Named Executive Officer (including, depending upon the executive officer, reimbursement of tax preparation and/or financial planning expenses, club dues and car allowances). Such perquisites and other personal benefits when stated as zero were less than the lesser of $50,000 or 10% of the total annual salary and bonus set forth in the columns entitled “Salary” and “Bonus.”

(4)	On February 17, 2004, Mr. Snollaerts received a grant of 60,000 restricted shares valued at $773,400. In fiscal 2003, the following restricted shares were granted on February 19, 2003 and vested on September 24, 2003 at the price of $6.90 per share: Mr. Roeder, 60,000 shares for $414,000; Mr. Delolmo, 25,000 shares for $172,500; Mr. Phegley, 20,000 shares for $138,000; Mr. Duge, 20,000 shares for $138,000; and Mr. Alvarado 17,500 shares for $171,500. In fiscal 2004, the 10,000 restricted shares granted to Mr. Duge on December 7, 2000 vested on February 5, 2004 at a price of $12.28 per share for $122,800. Additionally, in 2003, the following restricted shares granted in 2000, as part of the Voluntary Exchange Program of Stock Options for Restricted Stock, vested at the price of $9.24 per share: Mr. Roeder, 4,421 shares for $40,850; Mr. Phegley, 3,779 shares for $34,918; and Mr. Alvarado, 10,076 shares for $93,102. In 2002, the following restricted shares granted in 1997 vested at the price of $9.87 per share: Mr. Phegley, 1,200 shares for $11,844 and Mr. Alvarado, 4,000 shares for $39,480.

(5)	For fiscal 2004, includes for Messrs. Snollaerts, Roeder, Delolmo, Phegley, Duge and Alvarado, options to purchase 150,000, 100,000, 30,000, 20,000, 20,000 and 20,000 shares, respectively, granted under our Long-Term Equity Compensation Plan. For fiscal 2003, includes for Messrs. Snollaerts, Roeder, Delolmo, Phegley, Duge and Alvarado options to purchase 100,000, 206,250, 100,000, 70,000, 40,000 and 40,000 shares, respectively, granted pursuant to our Long-Term Equity Compensation Plan.

(6)	The compensation reported includes, as applicable, amounts we contributed under our 401(k) Savings Plan, our Supplemental Deferred Compensation Plan and the dollar value of insurance premiums we paid regarding term life insurance and health care plans for the benefit of each Named Executive Officer. The contributions under our 401(k) Savings Plan and our Supplemental Deferred Compensation Plan during fiscal 2004 were as follows: $4,290 aggregate for both plans to Messrs. Delolmo, Phegley and Alvarado. In fiscal 2003 we contributed as follows to our 401(k) Savings Plan and our Supplemental Deferred Compensation Plan: $3,960, aggregate for both plans for each of Messrs. Roeder, Phegley, Duge and Alvarado. In fiscal 2002, contributions under our 401(k) Savings Plan and our Supplemental Deferred Compensation Plan were as follows: $3,630, aggregate for both plans for each of Messrs. Roeder, Phegley, Duge and Alvarado. In fiscal 2004, we paid life and health insurance premiums as follows: $24,935 for Mr. Snollaerts, $40,056 for Mr. Roeder, $24,449 for Mr. Delolmo, $23,612 for Mr. Phegley, $21,929 for Mr. Duge and $23,592 for Mr. Alvarado. In fiscal 2003, we paid life and health insurance premiums as follows: $5,350 for Mr. Snollaerts, $33,031 for Mr. Roeder, $22,067 for Mr. Delolmo, $21,550 for Mr. Phegley, $19,979 for Mr. Duge and $21,426 for Mr. Alvarado. In fiscal 2002, we paid life and health insurance premiums as follows: $23,930 for Mr. Roeder, $20,214 for Mr. Delolmo, $20,462 for Mr. Phegley, $18,962 for Mr. Duge, and $21,814 for Mr. Alvarado. Included in Mr. Snollaerts’ compensation is expatriate compensation of $40,049 for fiscal 2004 and $109,951 for fiscal 2003; these amounts were not reimbursed to us by Casino USA. (For a further discussion of Mr. Snollaerts expatriate compensation agreement with us, see “Executive Compensation—Snollaerts Employment Agreement” below.) Not included in Mr. Delolmo’s compensation is the amount of expatriate expenses he was paid by Casino USA. (For a further discussion of Mr. Delolmo’s expatriate compensation, see “Compensation Committee Interlocks and Insider Participation—Certain Transactions between Smart & Final Inc. and Casino USA” above.) In accordance with the Roeder Employment Agreement, in 2002 Mr. Roeder received additional compensation and a personal tax gross-up of $619,866. Of this amount $609,889 represented the principal balance due on two loans and the net amount of a personal tax gross-up and $9,977 represented the interest due under these loans. In fiscal 2002, Mr. Roeder received as additional compensation, $23,946 in recognition of interest due under these two loans and the net amount of a personal tax gross-up on this compensation.

Option Grants Table.    The table below summarizes options granted during fiscal 2004 to the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share ($/sh)	Expiration Date	Grant Date Present Value of Stock Options ($)(2)
Etienne Snollaerts	150,000	25.9%	$12.89	2/17/14	$728,650
Ross E. Roeder	100,000	17.3%	$12.89	2/17/14	$424,103
André Delolmo	30,000	5.2%	$12.89	2/17/14	$145,730
Richard N. Phegley	20,000	3.5%	$12.89	2/17/14	$97,153
Zeke Duge	20,000	3.5%	$12.89	2/17/14	$97,153
Donald G. Alvarado	20,000	3.5%	$12.89	2/17/14	$97,153

(1)	Options granted are nonqualified stock options granted under our Long-Term Equity Compensation Plan, and may be exercised for up to ten years after the date of the grant. These options are subject to early termination in the event the option holder ceases to be an employee, becomes permanently disabled or dies. No option can be granted at an option price of less than the fair market value of our common stock at the time the option is granted. For the grants made in 2004, one-third of the options become exercisable two years after the date of grant and each year thereafter so that 100% are exercisable four years after the date of grant. Unvested options will vest immediately upon a change in control.

(2)	We used the Black-Scholes model of option valuation to determine the present values at the grant dates. We do not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. Calculations for Messrs. Snollaerts, Roeder, Delolmo, Phegley and Alvarado are based on the following assumptions: individual option terms of up to ten years, volatility of 39.11%, no dividends, and interest rates of 2.75% each for Messrs. Snollaerts, Delolmo, Phegley, Duge and Alvarado and 2.29% for Mr. Roeder, which corresponds to the weighted average of the ten year Treasury note rates with a maturity date corresponding to the option term for each of the grants. The real value of the options in this table depends upon the actual performance of our common stock during the applicable period and also upon the date the options are exercised.

Aggregated Option Exercises Table.    The following table summarizes option exercises during fiscal 2004, and the number of all options and the value of all in-the-money options held at the end of fiscal 2004, by the Named Executive Officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at End of Fiscal 2004 (#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Options at End of Fiscal 2004 ($)(1) Exercisable/Unexercisable
Etienne Snollaerts	-0-	$0	16,500 / 262,000	$88,310 / $1,137,640
Ross E. Roeder (2)	173,750	$1,476,538	380,000 / 337,500	$1,845,550 / $1,854,925
André Delolmo	-0-	$0	30,001 / 169,999	$205,112 / $1,292,248
Richard N. Phegley	-0-	$0	62,334 / 121,666	$315,478 / $ 822,567
Zeke Duge	-0-	$0	54,001 / 82,999	$305,691 / $ 503,899
Donald G. Alvarado	-0-	$0	63,768 / 78,332	$353,173 / $ 471,931

(1)	Based on the market value of the underlying securities at the fiscal year end closing price of $14.39 per share on January 2, 2005, less the exercise price.

(2)	Mr. Roeder’s options include 12,500 shares of exercisable options for his service to us prior to fiscal 1999 as a non-employee director. These 12,500 options were exercised on March 3, 2005.

Equity Compensation Plans.    The table below contains certain information relating to our equity compensation plans as of January 2, 2005, our most recently completed fiscal year.

EQUITY COMPENSATION PLAN INFORMATION

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by stockholders:
Stock Incentive Plan	263,930		$11.51	-0-
Long–Term Equity Compensation Plan	3,771,292		$9.07	542,358	(1)
1996 Non-Employee Director Stock Plan	239,000	(2)	$7.79	70,000	(3)

Total	4,272,222		$9.15	612,358

(1)	These shares are also available for grant as restricted stock awards, stock appreciation rights and other stock-based incentives.

(2)	Each option provides for a term of ten years and reflects an exercise price equal to the fair market value of our common stock as of the date of grant thereof. For the remaining options granted on May 11, 1999 and May 1, 2000, one-third became exercisable two years after the date of grant and each year thereafter, so that 100% are exercisable four years after the date of grant.

(3)	These shares were available for award in fiscal 2004 to our directors that are not employed with Groupe Casino, including an annual formula grant on May 1 and grants of restricted stock and stock options. The number of shares awarded pursuant to the annual formula grant is equal to the quotient of $20,000 divided by the fair market value of our common stock on the date of award. The 1996 Non-Employee Director Stock Plan expired on February 22, 2005, and thus no shares were awarded from this plan in 2005. This proxy statement contains a proposal requesting our stockholders to approve a new Smart & Final Inc. Long-Term Equity Compensation Plan for Non-Employee Directors which would allow us to award equity compensation to our non-employee directors commencing on May 20, 2005.

Pension Plan and Retirement Plans.    The table below sets forth estimated annual pension benefits under the Smart & Final Pension Plan, or our Pension Plan, on a straight life annuity basis for representative years of service as defined in our Pension Plan. These benefits are subject to reduction for certain prior Company retirement benefit plans.

PENSION PLAN TABLE

Remuneration on Which Retirement Benefits are Based (2)	Final Average Earnings Based On Each Year’s Limited Earnings	Estimated Annual Retirement Benefits at Age 65 For Indicated Years of Credited Service (1)
		15	20	25	30	35
$ 125,000	$125,000	$18,750	$25,000	$31,250	$37,500	$43,750
$ 150,000	$150,000	$22,500	$30,000	$37,500	$45,000	$52,500
$ 175,000	$175,000	$26,250	$35,000	$43,750	$52,500	$61,250
$ 200,000	$200,000	$30,000	$40,000	$50,000	$60,000	$70,000
$ 225,000	$210,000	$31,500	$42,000	$52,500	$63,000	$73,500
$ 250,000	$210,000	$31,500	$42,000	$52,500	$63,000	$73,500
$ 500,000	$210,000	$31,500	$42,000	$52,500	$63,000	$73,500
$ 750,000	$210,000	$31,500	$42,000	$52,500	$63,000	$73,500
$1,000,000	$210,000	$31,500	$42,000	$52,500	$63,000	$73,500
$1,250,000	$210,000	$31,500	$42,000	$52,500	$63,000	$73,500
$1,500,000	$210,000	$31,500	$42,000	$52,500	$63,000	$73,500

(1)	Amounts shown are for employees hired on January 1, 2005 and assume retirement at age 65 after employment for the indicated number of years. Estimated annual retirement benefits are based on the Pension Plan in effect on January 1, 2005 and assume that no other offsets or grandfathered benefits are applied.

(2)	The maximum compensation that can be included in the determination of the retirement benefit is $210,000 for 2005. This limit is adjusted annually for cost-of-living. For purposes of this illustration, it is assumed to remain at $210,000 for all future years.

Pension Plan.    We maintain our Pension Plan for the benefit of our Smart & Final Stores’ employees who meet certain age and service requirements. Our Pension Plan is designed to provide benefits in the event of normal, early or disability retirement, or in the event of death. Our Smart & Final Stores’ employees who are covered by a collective bargaining agreement are not covered by our Pension Plan. The benefits are calculated on the basis of the participant’s years of service, and the participant’s qualifying average pay. The minimum benefits for certain qualifying participants are at least equal to the accrued benefit they would have received under our prior pension plan. The qualifying average pay on which benefits are based includes bonuses, overtime and other compensation but does not include amounts to be paid under our Pension Plan or any other employee benefit plan. A participant becomes 100% vested in the retirement benefit at the end of the fifth year of service. Under our Pension Plan, at the end of fiscal 2004, Messrs. Snollaerts, Roeder, Delolmo, Phegley, Duge and Alvarado had credited approximately two, six, five, eight, four and 17 actual years of service, respectively, and would have been entitled to minimum annual benefits of approximately $4,050, $12,060, $10,050 $15,998, $8,050 and $38,944 respectively.

401(k) Savings Plan.    Our 401(k) Savings Plan is a defined contribution plan. It is intended to satisfy the tax qualification requirements of Section 401(k) of the Code. All of our employees who meet certain age and service requirements are eligible to participate in our 401(k) Savings Plan. For fiscal 2004, the Pension Plan allowed participants to contribute up to 75% of their compensation, or $13,000, whichever was lower. In fiscal 2001, we increased our match from 25% to 33% of each dollar contributed up to 6% of each participant’s eligible compensation; however, our employees who are covered by a collective bargaining agreement do not receive the Company match, but are eligible to participate in the 401(k) Savings Plan. In addition, in fiscal 2001, we made a discretionary 8% match with respect to contributions made in fiscal 2000. This discretionary match was made to adjust that year’s match from 25% to 33%. Participants’ contributions to our 401(k) Savings Plan, which are deemed to be our contributions for tax purposes, are deducted from the participants’ compensation prior to the calculation of federal and state income taxes. This decreases the amount of a participant’s taxable compensation.

Participants are currently entitled to direct their contributions to one or more of thirteen investment options. A participant may not withdraw any of its account balance in our 401(k) Savings Plan prior to termination of employment or attainment of age 70, whichever occurs earlier; the only exceptions are qualified financial hardships and loans. Distribution of a participant’s account balance, if less than $5,000, will generally be made in a lump sum payment in the year following the termination of employment. Distribution of a participant’s account balance in excess of $5,000 will be made in accordance with the participant’s election following the termination of employment. A participant’s contributions to our 401(k) Savings Plan will vest immediately. Twenty-five percent (25%) of our contributions on behalf of a participant will vest each year beginning after the second year of the participant’s service with us. Contributions we make on behalf of a participant are 100% vested after five years of service with us.

Supplemental Executive Retirement Plan.    Since 1998, we have provided a Supplemental Executive Retirement Plan, or SERP, to certain key executives and other highly compensated employees. The SERP provides for a single life annuity to be payable monthly commencing at age 65 or upon the participant’s early retirement or disability as those terms are defined in the SERP document. A participant may be entitled to receive benefits under the SERP in the event of a change in control. In addition, in the event the participant dies prior to his or her retirement, disability or termination of employment, his or her survivor also be entitled to receive benefits under the SERP. The amount of the annuity benefit is determined by multiplying the standard benefit percentage assigned to each participant according to his or her title and position by the average of the final five calendar years of a participant’s compensation. Our Board selects the participants in the SERP. A third party administrator administers the SERP. At the end of fiscal 2004, there were 22 participants in the SERP, including members of our executive management. None of the participants received benefits from the SERP in fiscal 2004.

Deferred Compensation Plan.    We also have a Supplemental Deferred Compensation Plan, or Supplemental Deferred Plan. Under the Supplemental Deferred Plan our employees who earned annual base compensation of at least $90,000 in 2004 are eligible to defer pre-tax up to 100% of their base compensation and cash bonus. There is a $2,500 minimum annual deferral requirement under the terms of the Supplemental Deferred Plan. Eligible employees may also defer shares of restricted stock. Participation is voluntary on an annual basis. Deferrals are credited to a special bookkeeping account in the participant’s name, and earnings on deferrals are indexed to certain investment fund options. We pay all benefits and costs from our general assets. We have created a non-qualified grantor trust whose assets will be used to pay benefits and defray expenses; however, the assets of the trust are subject to the claims of our general creditors in the event of our insolvency or bankruptcy. In general, participants will receive benefits under the Supplemental Deferred Plan after retirement. Benefits are paid in one lump-sum payment or a stream of five, ten or fifteen annual payments, depending on a participant’s pre-elected payment option. The Supplemental Deferred Plan permits limited withdrawals prior to retirement. In addition to the general death benefits provided to all of our employees, the Supplemental Deferred Plan provides its own death benefits in the event of the death, prior to retirement, of a participating employee.

Executive Severance Agreement.    Our officers and certain designated officers of our subsidiaries are eligible to participate in the 2004 Executive Severance Plan, as amended, or our Executive Severance Plan, which became effective January 1, 2004 and replaced the 2001 Executive Severance Plan which was in place for fiscal years 2001, 2002 and 2003. This Executive Severance Plan provides a minimum severance of 12 months base salary, or a month’s base salary for each year of service, whichever is greater. Severance is not available to executives who are terminated for cause or who voluntarily terminate their employment. All of the welfare benefits received by an officer during employment are continued during the severance period. Following a change of control, the executives can resign for “good reason” and be eligible for the benefits available under the Executive Severance Plan. “Good reason” is defined as a reduction in duties and/or compensation, or being asked to relocate. Our Compensation Committee selects participants in the Executive Severance Plan. At the end of fiscal 2004 there were 17 participants in our Executive Severance Plan. During fiscal 2004, two former executives received benefits from the Executive Severance Plan for a combined total of $542,114.

Snollaerts Employment Agreement.    Effective August 4, 2003, we entered into an employment agreement with Mr. Snollaerts to serve as our Chief Operating Officer. Thereafter on May 17, 2004, this agreement was amended and restated as Mr. Snollaerts assumed his duties as our President and Chief Executive Officer. The term of Mr. Snollaerts’ amended and restated employment agreement is for three years from May 17, 2004 through May 17, 2007. We may extend his agreement for another three year period from May 17, 2007, if we give notice to Mr. Snollaerts no earlier than May 1, 2006, nor later than May 31, 2006.

Mr. Snollaerts’ initial base salary is $650,000. His base salary is to be reviewed annually in accordance with our executive merit pay policy; however, his base salary cannot be decreased below $650,000. In addition, if our Board awards annual bonuses generally, then Mr. Snollaerts is entitled to an annual bonus. The target for his annual bonus, while he is acting as our Chief Executive Officer, is no less than 100% and no greater than 200% of his base salary for that year. Any bonus awarded for a partial year of service will be prorated. The target for his annual bonus while he was acting as our Chief Operating Officer, from January 1 through May 19, 2004, was not less than 75%, nor more than 150% of his annual salary for the period. We may change Mr. Snollaerts’ annual bonus plan provided that such changes are applicable to all of our executives generally. Both Mr. Snollaerts’ base salary and annual bonus are determined at the sole discretion of the Compensation Committee. During fiscal 2004, Mr. Snollaerts received a total of $611,721 in base salary and a bonus of $975,000. In 2003, his base salary was $322,116 and his bonus was $206,250. The payment of Mr. Snollaerts’ 2003 bonus was offset by his initial bonus of $100,000, paid in August 2003, in accordance with his employment agreement. Mr. Snollaerts also has the opportunity to earn long-term incentive awards and to participate in our qualified retirement plans, group term life insurance, comprehensive health and major medical insurance, short and long-term disability and all other benefits and perquisites in which our other executives and employees are eligible to participate. This includes an automobile allowance, gas card, automobile insurance, retiree medical coverage and financial planning services. He is also entitled to a minimum of five weeks paid vacation per year, capped at ten weeks. Mr. Snollaerts’ severance benefits are all pursuant to our Executive Severance Plan. If there is a change in control, Mr. Snollaerts’ benefits will also be pursuant to the Executive Severance Plan; however, if he accepts a position with Groupe Casino within six months of his termination, then he will not receive any benefits under our Executive Severance Plan.

Contemporaneously with his employment agreement, we entered into an Expatriate Compensation Agreement with Mr. Snollaerts and Casino USA, or Expatriate Agreement. The Expatriate Agreement provides for Mr. Snollaerts to be compensated up to $10,000 per month for housing expenses, $15,000 per year, per child, for school expenses and a maximum of $40,000 per year for personal travel to and from France. The Expatriate Agreement further provides that he shall receive a tax “gross up” on the compensation he receives thereunder. On a monthly basis, Casino USA will reimburse us for the expatriate compensation we pay to Mr. Snollaerts (subject to the limitations described above), including all tax “gross up” payments. However, Casino USA did not reimburse us for the first $150,000 we paid to Mr. Snollaerts during the first twelve months of his employment with us. In fiscal 2004, we paid Mr. Snollaerts $291,498 pursuant to his expatriate agreement. Of this amount, $40,049 was not reimbursed to us by Casino USA. In fiscal 2003, we paid Mr. Snollaerts a total of $109,951 pursuant to the terms of his expatriate agreement, none of which was reimbursed to us by Casino USA.

On February 17, 2004, Mr. Snollaerts received a grant of 60,000 shares of restricted stock that will vest if certain performance standards are met, or no later than February 17, 2009. On September 16, 2003, Mr. Snollaerts received a grant of 100,000 options, at the market price, from our Long-Term Equity Compensation Plan. This grant has a ten year term and one-third of the grant vests on September 16 in each of 2005, 2006 and 2007.

Roeder Employment Agreement.    In early 1999, we entered into an employment agreement with Mr. Roeder. Under the terms of the initial agreement, Mr. Roeder agreed to serve as our Chairman and Chief Executive Officer, or CEO, through December 31, 2001. In May 2001 and again in February 2004, the agreement was amended to extend the term of Mr. Roeder’s employment as our CEO until May 2004. For one year thereafter or approximately until the Annual Meeting, he will serve as our non-executive Chairman of the Board and senior advisor, or Non-Executive Chairman and Senior Advisor Term.

During his CEO term, Mr. Roeder’s base salary was determined from time to time by our Board, but pursuant to his agreement, his salary could not be less than $600,000 per year on an annualized basis. Once increased, his base salary could not be decreased. During fiscal 2004 while he served as our CEO until May 2004, Mr. Roeder’s annual base salary was $700,000. Mr. Roeder’s employment agreement also provided that he had the opportunity to earn an annual cash bonus while serving as our CEO. The minimum target annual bonus was at least 100% of Mr. Roeder’s annual base salary. His bonus payment was subject to the meeting of financial targets. Mr. Roeder received a bonus of $743,750 for fiscal 2004 (paid in 2005). Of the $743,750, $306,250 was for his service as our CEO from January to May 2004, the remaining $437,500 was for his service as our Non-Executive Chairman and Senior Advisor, in accordance with his amended employment agreement. In March of 2004, Mr. Roeder also received a special one-time bonus payment in the amount of $300,000 for his assistance with Mr. Snollaerts’ transition as the new CEO. Mr. Roeder also earned long-term incentive awards of 100,000 options, granted on February 17, 2004 at an exercise price of $12.89. These options will expire, if not exercised on or before February 17, 2014. During fiscal 2004, Mr. Roeder also had the opportunity to earn long-term incentive awards and to participate in our qualified retirement plans, group term life insurance, comprehensive health and major medical insurance, short and long-term disability and all other benefits and perquisites in which our other executives and employees are eligible to participate. This includes participation in our SERP in an amount not less than $125,000 per year, an automobile allowance, retiree medical coverage and financial planning services. Mr. Roeder is also entitled to certain tax “gross-up” benefits relating to his bonus and restricted stock awards, which are discussed in greater detail below.

During the Non-Executive Chairman and Senior Advisor Term (from approximately May 2004 through May 2005), Mr. Roeder’s annual base salary will be $350,000 per year on an annualized basis, and Mr. Roeder shall receive 50% of the bonus paid to our CEO during such period, prorated in 2004 and again in 2005 in proportion to the respective duration of his service as Non-Executive Chairman and Senior Advisor during such years. During the Non-Executive Chairman and Senior Advisor Term, Mr. Roeder will continue to receive all of the benefits that he was receiving as our CEO. We may, but are not obligated to, grant to Mr. Roeder restricted stock and/or stock options during the Non-Executive Chairman and Senior Advisor Term. If we terminate Mr. Roeder’s service as Non-Executive Chairman and Senior Advisor, other than for cause or Mr. Roeder’s voluntary resignation, Mr. Roeder will be entitled to all payments and benefits to which he would have been entitled as our CEO under the employment agreement, had he continued to serve as our CEO throughout the one-year period following the end of his term as our CEO. .

In the event we terminate Mr. Roeder’s employment without cause or if Mr. Roeder terminates his agreement with us for good reason, Mr. Roeder is entitled to receive his then current monthly base salary for a severance period of 24 months. However, if Mr. Roeder’s employment or service is terminated during 2005, then the payment of his base salary shall continue for a severance period of 12 months. Mr. Roeder would also receive a monthly amount equal to his annual bonus target for our last fiscal year completed prior to the date of termination divided by 12. In addition, Mr. Roeder would continue to receive payment for continuation of his and his spouse’s medical insurance coverage through COBRA for a period equal to 18 months or until Mr. Roeder ceases to be eligible for COBRA coverage. If Mr. Roeder becomes eligible to receive comparable coverage through another employer, then the COBRA payment will cease. We will also continue to provide Mr. Roeder with his long-term disability policy for a period of 24 months commencing on the termination date. Mr. Roeder would also receive additional service and compensation credit under the SERP until he reaches age 65, and continued payment of financial planning services through the severance period, plus all other amounts in which he is vested or otherwise entitled under our retirement and employee benefit plans. This includes retiree medical insurance coverage as described above for Mr. Roeder and his spouse, at the time such amounts are normally payable. Our employment agreement with Mr. Roeder defines disability as Mr. Roeder’s inability to perform his duties due to illness or mental infirmity for a period of more than 180 consecutive days. Good reason is defined as a diminution in Mr. Roeder’s title and authority, relocation of our principal office without his consent, our failure to pay his salary or any other material breach by us, or the failure of Mr. Roeder to be elected to our Board or be appointed Chairman of our Board during the employment term.

Upon the effective date of a qualifying termination due to a change in control, we have agreed to continue to pay Mr. Roeder any accrued obligations and a lump-sum payment equal to three times his annual base salary then in effect. We have also agreed to pay Mr. Roeder a lump-sum cash payment equal to three times the greater of the highest annual bonus paid by us in the prior three fiscal years or his annual bonus target for the fiscal year of termination. Mr. Roeder would also receive continuation of health and welfare benefits for three years (subject to termination if Mr. Roeder obtains employment that offers substantially similar benefits) as well as three additional years of service and compensation credit under our SERP. In the event any of the payments in connection with a change in control cause an excise tax to be imposed upon Mr. Roeder under Section 4999 of the Code, we have agreed to pay Mr. Roeder, in cash, an additional amount so that the net amount retained by Mr. Roeder after deduction for any tax and payments made by us will be equal to the amount Mr. Roeder would have retained had no such tax been imposed.

Finally, our employment agreement with Mr. Roeder contains a covenant that Mr. Roeder agrees not to compete with us during the term and for the longer of 12 months following the expiration of his employment agreement or any period during which he is paid under such agreement. His employment agreement also provides that for a period of 12 months following its expiration, Mr. Roeder will not attempt to induce our other employees to terminate employment with us or to interfere in a similar manner with our business.

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth information regarding the ownership of our common stock as of March 31, 2005 by (i) each person known to us to be the beneficial owner of more than five percent of the outstanding shares of common stock, (ii) each of our directors and nominees for director, (iii) each Named Executive Officer, and (iv) all of our directors and executive officers and the officers of our subsidiaries as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Name of Beneficial Owner	Number of Shares Owned (1)	Right to Acquire (2)	Restricted Stock (3)	Percent of Outstanding Stock
Casino Guichard-Perrachon S.A. (4)	17,584,060	-0-	-0-	57.1%
Ross E. Roeder	260,671	209,334	-0-	2.0%
Donald G. Alvarado	31,359	76,268	-0-	*
David J. McLaughlin	29,831	38,001	-0-	*
Richard N. Phegley	28,979	85,668	-0-	*
André Delolmo	25,000	50,001	-0-	*
Zeke Duge	25,000	69,668	-0-	*
James S. Gold	24,432	43,000	-0-	*
Thomas G. Plaskett	24,254	4,001	-0-	*
Etienne Snollaerts	16,890	20,501	60,000	*
Timm F. Crull	12,755	1,334	-0-	*
Pierre B. Bouchut	11,640	20,501	-0-	*
Joël-André Ornstein	10,202	30,501	-0-	*
Christian P. Couvreux	559	4,001	-0-	*
Pascal Announ	-0-	-0-	-0-	*
Thierry Bourgeron	-0-	-0-	-0-	*
Jean-Brice Hernu	-0-	-0-	-0-	*
Stephen E. Watson	-0-	-0-	-0-	*
All directors and executive officers as a group (23 persons)	605,647	990,752	60,000	6.1%

*	Less than 1%

(1)	Includes shares for which the named person or entity has sole voting and investment power, has shared voting and investment power with a spouse or a related entity, or holds in a profit sharing or IRA account for the named individual or the members of his immediate family or under our Directors Deferred Compensation Plan or our Supplemental Deferred Compensation Plan. Excludes shares of restricted stock holdings, or shares that may be acquired through stock option exercises.

(2)	Shares that can be acquired through stock options that may be exercised through May 31, 2005.

(3)	Shares subject to a vesting schedule, forfeiture risk and other restrictions.

(4)	Groupe Casino, as the owner of approximately 99% of the capital stock of Casino USA, may be deemed to beneficially own such shares. The address of Casino USA is 600 Citadel Drive, Commerce, California 90040, and the address of Groupe Casino is 24, rue de la Montat, 42008 St.-Etienne Cedex 2, France. Rallye is a publicly traded French joint stock corporation and holds more than 50% of the voting interest in Groupe Casino. Mr. Jean-Charles Naouri, through intermediary companies, indirectly controls more than 50% of the voting interest in Rallye. This note (4) is based on Amendment No. 5 to Schedule 13D filed by Casino USA on May 25, 2000 and prior reports, and on information provided to us by Groupe Casino.

ITEM 2—PROPOSAL TO APPROVE THE SMART & FINAL INC. LONG-TERM

EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

At the Annual Meeting, stockholders will be requested to approve the proposed Smart & Final Inc. Long-Term Equity Compensation Plan for Non-Employee Directors, or the 2005 Non-Employee Directors’ Plan, which is attached hereto as Appendix B. We do not have a currently effective stock plan under which our Board can grant awards of equity compensation to our non-employee directors because our 1996 Non-Employee Director Stock Plan expired on February 22, 2005, the proposed 2005 Non-Employee Directors’ Plan is an omnibus stock plan similar to the current Smart & Final Inc. Long-Term Equity Compensation Plan under which our employees are eligible to receive equity compensation. The 2005 Non-Employee Directors’ Plan, if approved by stockholders, will be effective as of May 20, 2005 and will expire on May 19, 2015. The 2005 Non-Employee Directors’ Plan allows the Board to grant awards of our common stock, stock options, restricted stock, restricted stock units, stock appreciation rights and tandem stock appreciation rights. We are proposing that 375,000 shares of our common stock be authorized for issuance under the 2005 Non-Employee Directors’ Plan.

Based upon the recommendation of the Corporate Governance Committee, the Board unanimously approved the 2005 Non-Employee Directors’ Plan, subject to stockholder approval at the Annual Meeting. The 2005 Non-Employee Directors’ Plan is designed to align the interests of the non-employee directors with our stockholders and to create a greater incentive among members of the Board to promote our success and profitability. In addition, the Board is aware that the additional scrutiny and responsibility placed on the boards of public companies makes the attraction and retention of independent members to our Board challenging. Thus, the ability to provide equity compensation as part of the compensation package offered to our non-employee directors should help us in attracting and retaining members for our Board. At present, the Board intends to maintain the current level of compensation to our non-employee directors and to only provide equity compensation to those non-employee directors that are not affiliated with Groupe Casino. There are currently five directors that receive equity compensation: Messrs. Crull, Gold, McLaughlin, Plaskett and Watson. If all the directors that are standing for election in this proxy statement are elected to our Board, then after the election of directors at our Annual Meeting, only four directors will receive this equity compensation: Messrs. Crull, McLaughlin, Roeder and Watson. During fiscal 2004, the non-employee, non-Groupe Casino affiliated directors’ compensation (for each such director) under the 1996 Non-Employee Director Stock Plan consisted of: (1) an award of common stock equal to $20,000 as valued on the date of grant; and (2) a stock option grant of 4,000 shares awarded in May of each year and valued at the closing price of our common stock on the date of grant; or, alternatively, an initial grant of 22,500 stock options given to a non-employee director upon his or her initial election or appointment to the Board.

Under the 1996 Non-Employee Director Stock Plan, 328,377 shares of common stock, restricted stock and/or stock options were awarded during the lifetime of the plan from February 21, 1997 through February 22, 2005. At the end of the 2004 fiscal year, the 1996 Non-Employee Director Stock Plan had a total of 70,000 shares available to grant. In May 2004, four of our non-employee and non-Groupe Casino affiliated directors, Messrs. Crull, Gold, McLaughlin and Plaskett, were each awarded 1,680 shares of common stock and 4,000 stock options, for a total of 6,720 shares of common stock and 16,000 stock option awards. Other than these awards, plus the award to Mr. Watson upon his appointment to our Board, no other stock awards have been made to our directors since May 2004.

New Plan Benefits

As described above, each non-employee director that is not affiliated with Groupe Casino, under our prior plan, was eligible for the following compensation: (1) an award of common stock equal to $20,000 as valued on the date of the grant, and (2) a stock option grant of 4,000 shares awarded in May of each year and valued at the closing price of our common stock on the date of grant; or, alternatively, an initial grant of 22,500 stock options given to a non-employee director upon his or her initial election or appointment to the Board.

Only our non-employee directors are eligible to participate in the 2005 Non-Employee Directors’ Plan and, pursuant to current Board practice, equity compensation is only provided to those non-employee directors that are not affiliated with Groupe Casino. Under the 2005 Non-Employee Directors’ Plan, and pursuant to current Board practice, each non-employee, non-Groupe Casino affiliated director would be eligible to receive the following compensation: (1) an award of common stock equal to $20,000 as valued on the date of grant; and (2) a stock option grant of 4,000 shares awarded in May of each year and valued at the closing price of our common stock on the date of grant; or, alternatively, an initial grant of 22,500 stock options given to a non-employee director upon his or her initial election or appointment to the Board. In addition, our Board has the discretion under the 2005 Non-Employee Directors’ Plan to grant a non-employee director any of the awards described below. Executive officers and employees will not be eligible to participate in the 2005 Non-Employee Directors’ Plan.

Summary of 2005 Non-Employee Directors’ Plan

The following summary of certain principal features of the 2005 Non-Employee Directors’ Plan is qualified in its entirety by the complete text of the 2005 Non-Employee Directors’ Plan attached hereto as Appendix B. Capitalized terms used herein and not otherwise defined shall have the same meaning as such capitalized terms contained in the 2005 Non-Employee Directors’ Plan. As of March 31, 2005, the closing price of a share of our common stock as reported on the NYSE composite—transactions report was $12.16.

Purpose.    The 2005 Non-Employee Directors’ Plan is intended to promote our interests and the interests of our stockholders by (i) providing an incentive to our directors who are not our employees or employees of Groupe Casino, and (ii) linking the personal interests of our independent directors with the interests of our stockholders in our continuing financial success.

General.    The 2005 Non-Employee Directors’ Plan permits the granting of stock options, stock appreciation rights, restricted stock or restricted stock units to eligible participants. The total number of shares of our common stock available for awards to be granted under the 2005 Non-Employee Directors’ Plan is 375,000 shares. In the event that options granted under the 2005 Non-Employee Directors’ Plan terminate or expire without being exercised, shares not purchased under such lapsed options will again become generally available to be issued on the exercise of additional options granted under the 2005 Non-Employee Directors’ Plan. In addition, the 2005 Non-Employee Directors’ Plan provides for an automatic increase in the number of stock options, stock appreciations rights or restricted stock awards available for award to eligible participants in an amount equal to the number of such grants of stock options being exercised and/or restricted stock vesting in any given fiscal year, and also provides for an automatic increase in the number of shares available for such grants (subject to restrictions on the maximum number of shares reserved for grant).

Administration of the 2005 Non-Employee Directors’ Plan.    The 2005 Non-Employee Directors’ Plan will be administered by the Corporate Governance Committee. The 2005 Non-Employee Directors’ Plan does not require that (i) Corporate Governance Committee members qualify as “disinterested persons” under Rule 16b-3 of the Exchange Act (“Rule 16b-3”), or as “outside directors” under Section 162(m) of the Code, unless the Corporate Governance Committee determines that such compliance is desired with respect to any award, and (ii) with respect to “Insiders,” transactions under the 2005 Non-Employee Directors’ Plan comply with all applicable conditions of Rule 16b-3. Subject to the terms of the 2005 Non-Employee Directors’ Plan, the Corporate Governance Committee has the full power to select the eligible directors to participate in the 2005 Non-Employee Directors’ Plan, determine the sizes and types of awards, determine the terms and conditions of awards, construe and interpret the 2005 Non-Employee Directors’ Plan and any agreement entered into under this plan, establish, amend or waive any rules and regulations for the 2005 Non-Employee Directors’ Plan’s administration, and amend the terms and conditions of any outstanding award to the extent such terms and conditions are within the discretion of the Corporate Governance Committee. The Corporate Governance Committee also has the discretion for making any adjustments in awards, the shares available for awards and the numerical limitation for awards to reflect any transactions such as stock splits or any merger or reorganization. Our Board may amend or terminate the 2005 Non-Employee Directors’ Plan at any time and for any reason but, as required under Rule 16b-3, certain material amendments to the 2005 Non-Employee Directors’ Plan must be approved by stockholders.

Eligibility to Receive Awards.    All of our non-employee directors that are not affiliated with Groupe Casino are eligible to receive awards under the 2005 Non-Employee Directors’ Plan.

Options.    The Corporate Governance Committee may grant nonqualified stock options to our eligible directors in such number, and upon such terms, and at any time and from time to time as they shall determine. Each option grant shall be evidenced by an award agreement specifying the option price, the duration of the option, the number of shares to which the option pertains, and such other provisions the Corporate Governance Committee may determine. The award agreement shall also specify that the option is intended to be a nonqualified stock option whose grant is not intended to fall under the provisions of Section 422 of the Code. The option price for each grant of an option under the 2005 Non-Employee Directors’ Plan shall be at least equal to one hundred percent (100%) of the fair market value of a share on the award date. The option price of each option must be paid in full at the time of exercise. The Corporate Governance Committee may permit the option price to be paid in cash or through the tender of shares of our common stock which are owned by the eligible director or by a combination of cash and shares. The Corporate Governance Committee may also allow any other means of exercising options that they determine is consistent with the 2005 Non-Employee Directors’ Plan’s purposes, including but not limited to cashless exercises, and is consistent with applicable law. Options become exercisable and terminate at the times and on the terms established by the Corporate Governance Committee, but options generally shall not be exercisable later than the tenth anniversary of the date of grant.

Restricted Stock Awards.    Restricted stock awards are shares of our common stock which vest in accordance with terms established by our Board in its discretion. Each restricted stock grant shall be evidenced by a restricted stock award agreement that shall specify the period of restriction, the number of shares of restricted stock granted, and such other provisions as the Governance Committee shall determine. For example, the Governance Committee may provide that the restricted stock will vest only if one or more performance goals are satisfied and/or if the eligible director remains as our director for a specified period of time. Any performance measures may be applied to our entire Company or to individual units within our Company, as deemed appropriate in light of the eligible director’s specific responsibilities. During the period of restriction, the eligible director holding shares of restricted stock may exercise full voting rights with respect to the shares and may be credited with regular cash dividends paid with respect to these shares.

Stock Appreciation Rights.    Stock appreciation rights, or SARs, may be granted as a separate award or together with an option to our eligible directors. Upon exercise of a SAR, the eligible director will receive a payment from us equal to (i) the difference between the fair market value of a share on the date of exercise over the grant price multiplied by (ii) the number of shares underlying each SAR exercised. The grant price of a free standing SAR equals the fair market value of a share on the date of grant of the SAR. The grant price of a “Tandem SAR” equals the option price of the related option. SARs may be paid in cash or shares of our common stock, as determined by the Corporate Governance Committee. The number of shares covered by each SAR will be determined by the Corporate Governance Committee and the Corporate Governance Committee will also determine any other terms and conditions of each SAR. The SAR will expire at the same times established by the Corporate Governance Committee, subject to the maximum time limits applicable to options granted under the 2005 Non-Employee Directors’ Plan.

Nontransferability of Awards.    Awards granted under the 2005 Non-Employee Directors’ Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than (except in the case of restricted stock) by will or by the applicable laws of descent and distribution, provided that in the discretion of the Corporate Governance Committee, an eligible director’s award agreement may in its discretion provide otherwise.

Change in Control.    Upon the occurrence of a change in control, all options and SARs granted become immediately exercisable, any period of restriction and restrictions imposed on restricted stock lapse and all target payout opportunities attainable under all outstanding awards of restricted stock shall be deemed to have been fully earned for the entire performance period as of the effective date of a change in control. In addition, the vesting of all awards denominated in shares shall accelerate as of the effective date of the change in control and certain cash payments shall be made to eligible directors with respect to the assumed achievement of any performance goals on a pro rata basis. For purposes of the 2005 Non-Employee Directors’ Plan, a “change in control” means, generally, when either (i) any person acquires beneficial ownership of more than thirty-five percent (35%) of our voting power, (ii) during any two (2) consecutive year periods there is a change in persons constituting a majority of our Board at the beginning of such period, or (iii) a plan of complete liquidation, an agreement for the sale of substantially all of our assets or a merger, consolidation or reorganization of the Company involving current stockholders obtaining at least sixty-five percent (65%) of our voting power (or the surviving entity’s voting power) becomes effective.

Tax Aspects.    Based on management’s understanding of the current federal income tax laws, the tax consequences of the grant of awards under the 2005 Non-Employee Directors’ Plan are as follows:

An eligible director who receives an award of shares of our common stock will recognize as taxable ordinary income an amount equal to the fair market value of the shares on the award date.

An eligible director who receives an option or SAR granted under the 2005 Non-Employee Directors’ Plan will not have taxable income at the time of the grant. Upon exercise of a nonqualified stock option or SAR, the eligible director generally must recognize as taxable ordinary income an amount equal to the fair market value on the date of exercise of the shares exercised minus the option price. Any gain or loss recognized upon any later sale or other disposition of the acquired shares generally will be a capital gain or loss.

An eligible director who receives restricted stock will not recognize taxable income upon receipt, but instead will recognize ordinary income when the shares vest. Alternatively, the eligible director may elect under Section 83(b) of the Code to be taxed at the time of receipt of the restricted stock. If the restricted stock is subsequently forfeited, the eligible director is not entitled to a deduction for the loss. However, if he or she holds the restricted stock until after the shares vest and subsequently sells the shares upon vesting, the gain will be taxed as a capital gain as opposed to ordinary income. In all cases, the amount of ordinary income recognized by the eligible director will be equal to the fair market value of the shares at the time income is recognized, minus the amount, if any, paid for the shares.

Any taxes required to be withheld must be paid by the eligible director at the time of exercise. With respect to withholding required upon exercise of options, eligible directors may elect, subject to approval by the Corporate Governance Committee, to satisfy tax withholding requirements in whole or in part by having us withhold shares having a fair market value on the date that the tax is determined equal to the minimum statutory total tax which could be imposed on the transaction.

We generally will be entitled to a tax deduction in connection with an award made under the 2005 Non-Employee Directors’ Plan only to the extent that the eligible director recognizes ordinary income from the award.

Vote Required and Recommendation of the Board.    The affirmative vote of a majority of all outstanding shares of our common stock entitled to vote at the Annual Meeting will be required for approval of this proposal. An abstention on this proposal is not an affirmative vote and therefore will have the same effect as a negative vote on this proposal. Thus, it is important that you vote your shares either at the meeting or by proxy. Provided that this proposal is routine under the NYSE’s rules, then a nominee holding shares in street name may vote for the proposal without voting instructions from the owner.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSED 2005 NON-EMPLOYEE DIRECTORS’ PLAN.

INDEPENDENT AUDITORS

At our Audit Committee meeting in May 2005, it is anticipated that the Audit Committee will unanimously recommend that we retain Ernst & Young LLP, or E&Y, as our independent auditors for the fiscal year ending January 1, 2006. E&Y became our independent auditors effective June 7, 2002 upon the recommendation of the Audit Committee and after unanimous approval by the Board. E&Y has now audited all of our financial statements for fiscal years 2001 through 2004, inclusive.

We expect a representative of E&Y to appear at the Annual Meeting and be available to respond to appropriate questions from our stockholders.

The following fees were paid to E&Y for services rendered for each of the last two fiscal years:

	Fiscal Year Ending
	2003	2004
Audit Fees	$820,000	$1,333,000
Audit-Related Fees	91,000	136,000
Tax Fees	172,000	153,000
All Other Fees	-0-	-0-

Total E&Y Fees	$1,083,000	$1,622,000

Audit Fees represent amounts paid for the audit of our consolidated annual financial statements and internal control over financial reporting, reviews of quarterly financial information and accounting consultations. Included in the 2004 Audit Fees is approximately $896,000 related to the audit of internal control over financial reporting. Included in the 2003 Audit Fees is approximately $280,000 related to the audit of our consolidated financial statements for the 2001 fiscal year.

Audit-Related Fees for 2004 represent amounts primarily related to consulting services regarding internal control over financial reporting. Audit-Related Fees for 2003 represent amounts primarily attributable to agreed-upon procedures on our credit facility borrowing base and audits in connection with the divestiture of our Florida operations.

Tax fees represent amounts for tax return assistance and other tax consulting services.

All of the fees paid to E&Y in fiscal 2004 and 2003 were pre-approved by the Audit Committee. Our Audit Committee has considered whether the provision of services other than those described above under the heading “Audit Fees” are compatible with maintaining the independence of E&Y.

Audit Committee Pre-Approval Policies

Rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002 require public company audit committees to pre-approve audit and non-audit services. Our Audit Committee has adopted detailed pre-approval policies and procedures pursuant to which audit, audit-related, tax and all other services, including all permissible non-audit services, are pre-approved by category of service. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, we will obtain the specific pre-approval of the Audit Committee before engaging the independent auditor. The policies require the Audit Committee to be informed of each service, and the policies also require the Audit Committee to be informed of all services provided by the independent auditor.

ANNUAL REPORT

Our Annual Report to Stockholders for fiscal 2004 is being mailed to all stockholders. Any stockholder who has not received a copy may obtain one by writing to us at, Corporate Secretary, Smart & Final Inc., 600 Citadel Drive, Commerce, California 90040.

WE WILL PROVIDE WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K, FOR THE YEAR ENDED JANUARY 2, 2005 (EXCLUSIVE OF EXHIBITS), FILED WITH THE SEC, UPON THE REQUEST OF ANYONE WHO WAS A HOLDER OF RECORD, OR WHO REPRESENTS IN GOOD FAITH THAT HE OR SHE WAS A BENEFICIAL OWNER, OF OUR COMMON STOCK ON MARCH 24, 2005. ANY SUCH REQUEST SHALL BE IN WRITING AND ADDRESSED TO OUR CORPORATE SECRETARY, 600 CITADEL DRIVE, COMMERCE, CALIFORNIA 90040, TELEPHONE NUMBER (323) 869-7500.

SUBMISSION OF STOCKHOLDER PROPOSALS

Our Amended and Restated Bylaws provide that stockholders seeking to bring business before an Annual Meeting of stockholders, or to nominate directors at an annual or special meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive offices. The stockholder’s notice must be delivered to, or mailed and received not less than 60 days nor more than 90 days prior to the Annual Meeting, provided such Annual Meeting is held within 30 days before or after the anniversary date of the immediately preceding Annual Meeting of stockholders. If the Annual Meeting is not held within 30 days before or after the anniversary date of the immediately preceding Annual Meeting, or is a special meeting of stockholders, then the stockholder’s notice must be delivered to, or mailed and received not later than 10 days after the notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. Our Amended and Restated Bylaws also specify certain requirements for a stockholder’s notice to be in proper written form. If we do not receive timely notice of any such proposed business, the proxy holders may not exercise discretionary authority with respect to that proposal. If we do receive timely notice of any such proposed business, the proxy holders may exercise discretionary authority with respect to that proposal, but only to the extent permitted by the regulations of the SEC.

A proposal by a stockholder intended to be included in our proxy statement and presented at the Annual Meeting must be received at our principal executive offices no earlier than 90 days before the anniversary of our 2004 Annual Meeting of Stockholders, and no later than 60 days before the anniversary of our 2004 Annual Meeting of Stockholders. In addition, all other conditions for such inclusion must also be satisfied.

OTHER MATTERS

We know of no other matters to be brought before the Annual Meeting. However, if any other matters are properly presented for action, the persons named in the accompanying proxy intend to vote on such matters in their discretion, subject to applicable SEC regulations.

SOLICITATION OF PROXIES

The cost of this solicitation of proxies will be borne by us. Solicitations will be made by mail, telephone or telegram and personally by directors, officers and other employees of ours, but such persons will not receive any compensation for such services over and above their regular salaries. We will reimburse brokers, banks, custodians, nominees and fiduciaries holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy materials to the beneficial owners of such stock.

BY ORDER OF THE BOARD OF DIRECTORS

Donald G. Alvarado

Secretary

April 20, 2005

Appendix A

AUDIT COMMITTEE

BOARD OF DIRECTORS OF SMART & FINAL INC.

CHARTER

A.    Authority

1.    The Board of Directors (the “Board”) of Smart & Final Inc. (the “Company”) has established the Audit Committee (the “Committee”) with oversight responsibilities as described in this Charter or as may additionally be directed by the Board.

2.    The Committee shall review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

3.    The Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to retain independent advisors having special competence as the Committee deems advisable, to assist the Committee in fulfilling its responsibilities.

B.    Purpose

The primary function of the Committee is to assist the Board in fulfilling its oversight responsibilities related to corporate accounting, financial reporting practices, quality and integrity of financial reports, and legal compliance and business ethics, including, without limitation, assisting the Board in its oversight of:

1.    the integrity of the Company’s financial statements;

2.    the systems of internal controls and financial controls;

3.    the Company’s compliance with its ethics policies and legal and regulatory requirements;

4.    the independent auditor’s qualifications, independence and performance; and

5.    the performance of the Company’s internal audit function.

The Committee in fulfilling this function will focus on meeting the following goals:

1.    Facilitating and maintaining free and open communication among the Board, the Committee, the independent auditor, the internal audit department and management of the Company;

2.    Serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system;

3.    Retaining, reviewing and appraising the efforts of the independent auditor; and

4.    Providing general direction to, and receiving periodic reports from, the internal audit department.

C.    Membership

1.    The members of the Committee shall be appointed by the Board, with input from the Company’s Corporate Governance Committee. Consistent with New York Stock Exchange and Securities and Exchange Commission (“SEC”) requirements, the Committee will consist of at least three directors, each with no management responsibilities or business relationships with the Company or its affiliates.

2.    The Committee members will be free from any material financial, family or personal relationship that would interfere with the prudent exercise of his or her independence from the Company and the Company’s management. In evaluating a Committee member’s independence, the individual must not: (i) have been, for at least the past five years, an employee of the Company, its affiliates, or its current independent auditor; (ii) currently be a director of a company where an interlocking compensation committee relationship exits with a member of management of the Company; or (iii) have an immediate family member employed by the Company. Each Committee member must meet the definition of independence set forth in the rules of the New York Stock Exchange as the same may be amended from time to time.

3.    No member of the Committee may receive any consulting or other fees from the Company (other than fees for serving on the Board or a committee of the Board).

4.    All members of the Committee shall be “financially literate”, as solely determined by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee must be a “financial expert”, as such term is defined in the rules and regulations of the SEC.

5.    The Chairman of the Committee shall be designated by the Board.

D.    Term of Office

1.    There is no specific term of office for members of the Committee. The Corporate Governance Committee of the Board shall periodically evaluate the continued service of members of the Committee and recommend changes to the Board as it deems appropriate.

E.    Reporting and Communications

1.    The Committee chairman shall report the Committee’s activities to the full Board on a regular and timely basis.

2.    The Committee shall have unimpeded and direct lines of communication with the independent auditor and the internal audit department, as well as prompt and unrestricted access to management and all relevant information.

3.    Financial management will advise the Committee on a timely basis if it seeks an independent opinion on an accounting issue or in the event of a disagreement with the independent auditor that would require public reporting in the event of an auditor change.

4.    The Company’s management will advise and consult with the Committee in advance of material disclosures by the Company, including related press releases and governmental and regulatory filings.

5.    The Committee will maintain unimpeded and direct lines of communication with the Company’s chief financial and accounting officers, and the internal audit department.

F.    Meetings

1.    The Committee will meet at least four times a year on a regular basis and additionally as, in the opinion of the Committee, circumstances require. Meetings may be conducted telephonically. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

2.    Prior to scheduled Committee meetings, the Committee chairman shall determine the meeting agenda and overview of the issues to be discussed, with input as requested from company management, the internal audit department, and/or the independent auditor. The Committee members will have the sole discretion in determining the meeting agenda and attendees.

3.    The Committee shall review the financial performance of the Company on a quarterly and annual basis. Such meetings shall include a review by financial management of the significant results, assumptions, and judgments embodied in the results.

4.    Meetings will normally include private sessions with the independent auditor, and as determined advisable by the Committee, the internal audit department.

5.    Prior to commencement of the annual audit by the independent auditor, the Committee will review and validate the independence of the audit firm, the scope and fees of the audit, and will clarify expectations, including the following (collectively, the “Expectations”):

a.    The independent auditor understands that its principal client is the Board, as the stockholders’ representative.

b.    Financial management and the independent auditor will discuss with the Committee their qualitative judgments about the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies to assess, monitor and manage business risk and ethical compliance programs.

c.    Financial management and the independent auditor will discuss with the Committee their qualitative judgments about the appropriateness and the acceptability of significant accounting principles, underlying estimates and financial disclosure practices used or proposed to be adopted by the Company.

d.    The Committee will determine the independent auditor’s continued qualifications and independence. To assist in this function the Committee will obtain from the independent auditor an annual report describing at least the following:

i.    the independent auditor’s internal quality control procedures;

ii.    any material issues raised by the most recent internal quality-control review, or peer review of the external auditors or any inquiry or investigation by governmental or professional authorities, within the preceding five years, relating to an audit, and the steps taken to deal with any such issues; and

iii.    all relationships between the independent auditor and the Company.

e.    The independent auditor will, in collaboration with the Company’s internal audit department, develop a plan regarding their respective procedures to be performed to promote an effective use of resources. The independent auditor will submit its plan to the Committee for review.

f.    In addition, the Committee shall review hiring policies for employees or former employees of the independent auditors to ensure that they meet SEC regulations and stock exchange listing standards.

g.    The independent auditor shall provide to and discuss with the Committee periodic reports relating to:

i.    the critical accounting policies and practices to be used;

ii.    alternative treatments within GAAP that are discussed with management, the effect of using or not using such treatments, and the independent auditor’s preferred treatment;

iii.    any management letter, schedule of unadjusted differences or other material written communications with management;

iv.    any significant audit problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, any significant disagreements with management and management’s response to all such difficulties;

v.    analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of significant effects of alternative GAAP methods on the financial statements;

vi.    the potential effect of significant regulatory and accounting initiatives, whether or not yet adopted, on the Company’s financial statements and related disclosures; and

vii.    press releases relating to Company operating results or matters of financial significance.

h.    The independent auditor will discuss with the Committee, management and the internal audit department, those risk assessments and risk management measures, which it determines to be significant.

The Committee shall additionally meet as it determines necessary to review in advance significant financial disclosures by the Company, including press releases and governmental and regulatory filings.

G.    Responsibilities of the Audit Committee

1.    Adopt a formal written charter to be approved by the full Board and to be reviewed by the Committee annually.

2.    Maintain minutes or other record of meetings and activities of the Committee.

3.    Report to the full Board the Committee’s actions and recommendations, if any, as the Committee deems appropriate.

4.    The Committee shall annually review its own performance.

5.    Monitor the Company’s financial organization and system of internal controls.

a.    Review the overall qualifications and performance of the Company’s financial management.

b.    Discuss with the Company’s management, the adequacy of the Company’s internal control system.

c.    Discuss with the Company’s financial management their obligation to provide a timely analysis of significant current financial reporting issues and practices.

d.    Review management’s response to any findings of the Internal Audit and Control department.

e.    Review the annual internal audit plan and any significant changes to the internal audit plan.

f.    Review the internal audit department’s independence and its processes and procedures, including but not limited to the processes for the internal audit staff to receive, review and investigate complaints regarding the Company’s accounting procedures.

g.    Discuss with the Director of Internal Audit and Control the adequacy and effectiveness of accounting and financial controls and request recommendations for improvement.

h.    Review the summary of findings and completed internal audits and a progress report on executing the internal audit plan.

i.    Discuss with the Director of Internal Audit and Control any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

j.    Review and concur in the appointment, replacement, reassignment, or dismissal of the Director of Internal Audit and Control.

6.    Oversight of the Company’s financial reporting and independent auditor.

a.    Meet to review and discuss the Company’s annual audited financial statements with management and the independent auditor to determine that the independent auditor is satisfied with the disclosure and content of the financial statements, including reviewing the Company’s specific disclosures in the management discussion and analysis section and the nature and extent of any significant changes in accounting principles. The Committee shall recommend to the Board whether the annual audited financial statements should be included in the Company’s Annual Report on Form 10-K.

b.    Meet to review and discuss the interim financial statements and disclosures, including reviewing the Company’s specific disclosures in the management discussion and analysis section, with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

c.    Review and discuss appropriate matters with the independent auditor, including discussing with the independent auditor the matters required to be discussed by AICPA Statement on Auditing Standards No. 61 (“SAS 61”).

d.    Meet in executive sessions without management on a regular basis.

e.    Retain and terminate the independent auditor, considering the auditor’s independence and effectiveness (this shall be the sole responsibility of the Committee, subject, if applicable, to stockholder ratification). The Committee and/or the Chairman of the Committee shall pre-approve all audit and non-audit services provided by the independent auditors.

f.    Resolve disagreements between management and the independent auditor regarding financial reporting.

7.    Monitor the engagement of the independent auditor and the effectiveness of the firm in carrying out its audit responsibilities. This includes clarifying expectations annually, and reviewing and discussing with the independent auditor appropriate matters, including but not limited to the following:

a.    Accounting Principles and Disclosures

i.    The auditor’s independent judgments about the quality and acceptability of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Company.

ii.    The auditor’s views about whether management’s choices of accounting principles are conservative, moderate, or extreme from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

iii.    The auditor’s reasoning in determining the appropriateness of changes in accounting principles and disclosure practices.

iv.    The auditor’s reasoning in determining the appropriateness of changes in accounting principles and disclosure practices adopted by management for new transactions or events.

v.    The auditor’s reasoning in accepting or questioning significant estimates made by management.

vi.    The auditor’s views about how the Company’s choices of accounting principles and disclosure practices may affect stockholders and public views and attitudes about the Company.

vii.    The auditor’s report to the Committee of any significant changes in the independent auditor’s original audit plan.

viii.    The auditor’s interim financial review prior to the Company’s filing of each quarterly report to stockholders (Form 10-Q).

ix.    The auditor’s views about the fullness and accuracy of the Company’s financial statements.

b.    Internal Control System Matters

i.    Independent auditor’s recommendations.

ii.    Management’s response and resulting actions.

iii.    Discussion of specific matters as requested or appropriate.

c.    Audit Scope and Audit Independence

i.    Adequacy of the independent auditor’s scope, approach and reports.

ii.    The nature and extent of advisory services provided by the audit firm and consideration of any impact on auditor independence.

iii.    Unusual pressures or other matters, which could impair auditor independence.

8.    Review the Company’s Code of Conduct and Ethics and ensure that management and the internal audit functions of the Company have in place procedures that are reasonably designed to ensure compliance with this code and that the Company’s Code of Ethics is properly communicated to all employees.

9.    Review the programs and policies established by management designed to assure compliance with applicable laws and regulations and monitor the results of the compliance efforts.

10.    Review with the Company’s General Counsel those legal and regulatory matters that may have a material impact on the Company’s financial statements and related disclosures.

11.    Review with the Company’s Chief Information Officer the information systems of the Company including key processes, critical systems and related controls.

12.    Discuss with the Company’s management and internal auditors risk assessments and risk management.

13.    Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall have the authority to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

14.    Establish and implement procedures to receive, retain and address complaints regarding accounting and auditing matters, including procedures for employees’ anonymous submissions of concerns.

15.    Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q regarding:

a.    all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, including any material weaknesses in internal controls identified by the Company’s independent auditor;

b.    any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and

c.    any significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

16.    Prepare the report of the Committee required under Item 306 of the SEC’s Regulation S-K to be included in the Company’s annual proxy statement stating whether the Committee:

a.    reviewed and discussed the audited financial statements with management;

b.    discussed with the independent auditor the matters required to be discussed by SAS 61;

c.    received the written disclosures from the independent auditor relating to its independence required by Independence Standards Board Standard No. 1; and

d.    recommended to the Board that the audited financial statements be included in the Company’s Form 10-K.

Appendix B

SMART & FINAL INC.

LONG-TERM EQUITY COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS

ARTICLE 1.

ESTABLISHMENT, OBJECTIVES, AND DURATION

1.1.    Establishment of the Plan.    Smart & Final Inc., a Delaware corporation (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as the “Smart & Final Inc. Long-Term Equity Compensation Plan for Non-Employee Directors” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units.

The Plan shall become effective as of May 20, 2005 (the “Effective Date”) and shall remain in effect as provided in Article 1.3 hereof.

1.2.    Purpose of the Plan.    The purpose of the Plan is to promote the interests of the Company and its stockholders by (i) providing an incentive to those directors of the Company who are not employees of the Company or its subsidiaries to serve on the Board and (ii) linking the personal interests of such directors with the interests of the stockholders in the continuing financial success of the Company.

1.3.    Duration of the Plan.    The Plan shall commence on the Effective Date, as described in Article 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been issued according to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after May 19, 2015.

ARTICLE 2.

DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1.    “Award” means, individually or collectively, a grant under this Plan of Options, Stock Appreciation Rights, Restricted Stock, or Restricted Stock Units.

2.2.    “Award Agreement” means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

2.3.    “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.4.    “Board” or “Board of Directors” means the Board of Directors of the Company

2.5.    “Change in Control” of the Company shall be deemed to have occurred (as of a particular day, as specified by the Board) upon the occurrence of any event described in this Article 2.5 as constituting a Change in Control.

A Change in Control will be deemed to have occurred as of the first day any one (1) or more of the following events shall have been satisfied:

(a) Any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company, representing more than thirty-five percent (35%) of the combined voting power of the Company’s then outstanding securities; or (b) During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company’s stockholders was approved by a vote of at least two-thirds ( 2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof, or (c) The stockholders of the Company approve: (i) a plan of complete liquidation of the Company; or (ii) an agreement for the sale or disposition of all or substantially all the Company’s assets; or (iii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty-five percent (65%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if that Participant is part of a purchasing group which consummates the Change-in-Control transaction. The Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than three percent (3%) of the voting equity securities of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise deemed not to be significant, as determined prior to the Change in Control by a majority of the continuing Non-Employee Directors).

2.6.    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7.    “Committee” means the Corporate Governance Committee of the Board, as specified in Article 3 herein, or such other Committee appointed by the Board to administer the Plan with respect to grants of Awards.

2.8.    “Company” means Smart & Final Inc., a Delaware corporation, including any and all Subsidiaries, and any successor thereto as provided in Article 18 herein.

2.9.    “Director” means any individual who is a member of the Board of Directors of the Company.

2.10.    “Disability” shall have the meaning ascribed to such term in the Participant’s governing long-term disability plan, or if no such plan exists, at the discretion of the Committee.

2.11.    “Effective Date” shall have the meaning ascribed to such term in Article 1.1 hereof.

2.12.    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.13.    “Fair Market Value” shall be determined on the basis of the closing sale price on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

2.14.    “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7 herein.

2.15.    “Insider” shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.16.    “Non-Employee Director” means an individual who is a member of the Board of Directors of the Company but who is not an employee of the Company.

2.17.    “Option” means a Nonqualified Stock Option that is not intended to meet the requirements of Code Section 422, as described in Article 6 herein.

2.18.    “Option Price” or “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.19.    “Participant” means a Non-Employee Director who has outstanding an Award granted under the Plan.

2.20.    “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

2.21.    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.22.    “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 herein.

2.23.    “Restricted Stock Unit” means an Award denominated in units of common stock granted to a Participant pursuant to Article 8 herein.

2.24.    “Shares” means the shares of common stock of the Company.

2.25.    “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

2.26.    “Subsidiary” means any corporation, partnership, joint venture, or other entity in which the Company has a majority voting interest (including all division, affiliates, and related entities).

2.27.    “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

ARTICLE 3.

ADMINISTRATION

3.1.    The Committee.    The Plan shall be administered by the Corporate Governance Committee of the Board, or by any other Committee appointed by the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

3.2.    Authority of the Committee.    Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Persons who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan as they apply to any eligible Persons; establish, amend, or waive rules and regulations for the Plan’s administration as they apply to eligible Persons; and (subject to the provisions of Article 15 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan, as the Plan applies to eligible Persons. As permitted by law, the Committee may delegate its authority as identified herein.

3.3.    Decisions Binding.    All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all Persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

ARTICLE 4.

SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1.    Number of Shares Available for Grant.    Subject to adjustment as provided in Article 4.2 herein, the number of Shares hereby authorized for issuance to Participants under the Plan shall be Three Hundred Seventy-Five Thousand (375,000). Effective as of May 30 of each year, there shall be an automatic increase in the number of Shares, Options, Restricted Stock, SARs, Tandem SARs and Restricted Stock Units available for Awards to eligible Participants in an amount equal to the number of Shares issued by reason of such Awards being exercised and/or, in the case of restricted stock, vesting during such fiscal year, provided that the maximum aggregate number of Shares available for Awards under the Plan during any fiscal year of the Company shall not exceed one and three-tenths percent (1.3%) of the adjusted average of the outstanding Common Stock, as that number is determined by the Company to calculate fully diluted earnings per share for the preceding fiscal year. The Committee shall determine the appropriate methodology for calculating the number of shares issued pursuant to the Plan.

4.2.    Adjustments in Authorized Shares.    In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Article 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5.

ELIGIBILITY AND PARTICIPATION

5.1.    Eligibility.    Persons eligible to participate in this Plan include all Non-Employee Directors.

5.2.    Actual Participation.    Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Persons, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6.

STOCK OPTIONS

6.1.    Eligibility; Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to eligible Persons in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2.    Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify that the Option is a nonqualified stock option that is intended not to fall under the provisions of Code Section 422.

6.3.    Option Price.    The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

6.4.    Duration of Options.    Each Option granted to an Employee shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5.    Exercise of Options.    Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6.    Payment.    Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) subject to applicable securities law restrictions, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price, or any shorter period determined by the Company to be sufficient to avoid a charge to the Company’s earnings for financial reporting purposes), or (c) by a combination of (a) and (b), as the Committee may specify in the Award Agreement entered into with each Participant.

The Committee also may allow cashless exercise as permitted under Federal Reserve Board’s Regulation T, to the extent permitted by law and subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law. Subject to any governing rules or regulations, as soon as practicable after receipt of a mitten notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7.    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8.    Termination of Directorship.    Each Participant’s Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s service as a director of the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination service as a director of the Company.

6.9.    Non-transferability of Options.    Except as otherwise provided in a Participant’s Award Agreement, no Stock Options granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all Stock Options granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

7.1.    Eligibility; Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to eligible Persons at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR. Tandem SARs may be granted only concurrently with the grant of the related Option.

The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

7.2.    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

7.3.    Exercise of Freestanding SARs.    Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.4.    SAR Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.5.    Term of SARs.    The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

7.6.    Payment of SAR Amount.    Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)    The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(b)    The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

7.7.    Termination of Service as a Director.    Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s service as a director of the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of service as a director of the Company.

7.8.    Non-transferability of SARs.    Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 8.

STOCK AWARDS, RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1.    Eligibility; Grant.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Awards, Shares of Restricted Stock and Restricted Stock Units to eligible Persons in such amounts as the Committee shall determine. Without limiting the generality of the foregoing, Stock Awards, Shares of Restricted Stock and Restricted Stock Units may be granted in connection with payouts under other compensation programs of the Company.

8.2.    Restricted Stock and Restricted Stock Unit Agreement.    Each Restricted Stock and Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3.    Transferability.    Except as provided in this Article 8, the Shares of Restricted Stock and Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to the Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

8.4.    Other Restrictions.    The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock and Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or Restricted Stock Unit, time-based restrictions on vesting, and/or restrictions under applicable Federal or state securities laws.

The Company shall retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied, or the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange. Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

8.5.    Voting Rights.    During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

8.6.    Dividends and Other Distributions.    During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate.

8.7.    Termination of Service as a Director.    Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant’s service as a director of the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of service as a director of the Company.

ARTICLE 9.

BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of” such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 10.

DEFERRALS

The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, or the lapse or waiver of restrictions with respect to Restricted Stock, or the vesting of Restricted Stock Units. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 11.

RIGHTS TO CONTINUED SERVICE

11.1.    Service.    Nothing in the Plan shall confer upon any Participant any right to continue in service as a director of the Company.

11.2.    Participation.    No Non-Employee Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 12.

CHANGE IN CONTROL

12.1.    Treatment of Outstanding Awards.    Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a) Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

(b) Any restriction periods and restrictions imposed on Restricted Shares shall lapse;

(c) The target payout opportunities attainable under all outstanding Awards of Restricted Stock shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out in cash to Participants within thirty (30) days following the effective date of the Change in Control a pro rata amount based upon an assumed achievement of all relevant performance goals and upon the length of time within the Performance Period which has elapsed prior to the Change in Control.

12.2.    Termination, Amendment, and Modifications of Change-in-Control Provisions.    Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 14 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant’s outstanding Awards; provided, however, the Board, upon recommendation of the Committee, may terminate, amend, or modify this Article 14 at any time and from time to time prior to the date of a Change in Control.

ARTICLE 13.

AMENDMENT, MODIFICATION, AND TERMINATION

13.1.    Amendment, Modification, and Termination.    The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon.

13.2.    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Article 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

13.3.    Awards Previously Granted.    No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

ARTICLE 14.

INDEMNIFICATION

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 15.

SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 16.

LEGAL CONSTRUCTION

16.1.    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.2.    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

16.3.    Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

16.4.    Securities Law Compliance.    With respect to Insiders, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

16.5.    Governing Law.    To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

PROXY	PROXY

SMART & FINAL INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revokes all previous proxies and hereby appoints Donald G. Alvarado and Richard N. Phegley, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned and vote as directed on the reverse hereof all shares of Common Stock, $.01 par value per share, of Smart & Final Inc. (the “Company”), which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 20, 2005, or any adjournments thereof, and in their discretion upon such other business as may properly come before the Annual Meeting, or any adjournments thereof.

(Continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

Admission Ticket

2005 Annual Meeting of Stockholders

Friday, May 20, 2005

2:00 P.M.

Smart & Final Inc.

Corporate Headquarters

600 Citadel Drive

Commerce, California 90040

PLEASE ADMIT	Non-Transferable

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	Election of Directors
	Nominees:	FOR all listed nominees (except as indicated)	WITHHOLD AUTHORITY to vote for all nominees listed	2.	Approval of the Long-Term Equity Compensation Plan for Non-Employee Directors	FOR ☐	AGAINST ☐	ABSTAIN ☐
	01 Pascal Announ 02 Thierry Bourgeron 03 Timm F. Crull 04 David J. McLaughlin 05 Joël-André Ornstein 06 Ross E. Roeder 07 Etienne Snollaerts 08 Stephen E. Watson	☐	☐	THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND, IF NO DIRECTIONS ARE GIVEN, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND FOR PROPOSAL 2.

(INSTRUCTION: To withhold authority to vote for any nominee, cross his name out above.)

Signature	Signature	Date	, 2005

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, or guardian, set forth your full title. When shares are held in more than one name, both parties should sign. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.

Δ FOLD AND DETACH HERE Δ

REVOCABLE VOTING INSTRUCTIONS	PROXY

SMART & FINAL INC.

VOTING INSTRUCTIONS TO TRUSTEE

FOR THE ANNUAL MEETING OF THE STOCKHOLDERS OF SMART & FINAL INC. ON MAY 20, 2005.

THE TRUSTEE SOLICITS THESE VOTING INSTRUCTIONS FROM PARTICIPANTS IN THE SMART & FINAL EMPLOYEE STOCK PURCHASE PLAN WHO HAVE RIGHTS IN THE COMMON STOCK.

The undersigned Participant in the Smart & Final Employee Stock Purchase Plan hereby instructs Computershare, as Trustee of the Smart & Final Employee Stock Purchase Plan, to vote all shares of Smart & Final Inc. common stock allocated to the accounts of the undersigned under the Smart & Final Employee Stock Purchase Plan, and to act in its discretion upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on May 20, 2005, or any adjournments thereof.

Please vote in accordance with the instructions on the reverse side of this card by May 18, 2005.

THIS CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND, IF NO DIRECTIONS ARE GIVEN, THE TRUSTEE WILL VOTE PROPORTIONATELY FOR PROPOSAL 1 AND FOR PROPOSAL 2.

(Continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

Admission Ticket

2005 Annual Meeting of Stockholders

Friday, May 20, 2005

2:00 P.M.

Smart & Final Inc.

Corporate Headquarters

600 Citadel Drive

Commerce, California 90040

PLEASE ADMIT	Non-Transferable

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	Election of Directors
	Nominees:	FOR all listed nominees (except as indicated)	WITHHOLD AUTHORITY to vote for all nominees listed	2.	Approval of the Long-Term Equity Compensation Plan for Non-Employee Directors	FOR ☐	AGAINST ☐	ABSTAIN ☐
	01 Pascal Announ 02 Thierry Bourgeron 03 Timm F. Crull 04 David J. McLaughlin 05 Joël-André Ornstein 06 Ross E. Roeder 07 Etienne Snollaerts 08 Stephen E. Watson	☐	☐	THIS CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND, IF NO DIRECTIONS ARE GIVEN, THE TRUSTEE WILL VOTE PROPORTIONATELY FOR PROPOSAL 1 AND FOR PROPOSAL 2.

(INSTRUCTION: To withhold authority to vote for any nominee, cross his name out above.)

Signature	Signature	Date	, 2005

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, or guardian, set forth your full title. When shares are held in more than one name, both parties should sign. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.

Δ FOLD AND DETACH HERE Δ